1 EXHIBIT 10.1 MASTER FINANCING AND SECURITY AGREEMENT DATED AUGUST 25, 2026 This Master Financing and Security Agreement (this “Agreement”) is made by and among (1) IE Mackenzie Compute Ltd., a British Columbia, Canada corporation with its principal place of business at Suite 1450, 1095 West Pender Street, Vancouver, BC V6E 2M6 (“Borrower”, which expression includes its successors and permitted transferees and assigns), (2) the Lenders listed in ANNEX 1, as lenders (collectively, the “Lenders”, which expression includes their respective successors and permitted transferees and assigns and any other lender that becomes a Lender hereto), (3) BLUE OWL CAPITAL CORPORATION, a Delaware corporation with its principal place of business at 399 Park Avenue, 37th Floor, New York, New York 10022, U.S.A., as administrative agent for the Creditor Parties (in such capacity, the “Administrative Agent”, which expression includes its successors and permitted transferees and assigns), and (4) BLUE OWL CAPITAL CORPORATION, a Delaware corporation, acting in such capacity through its office at 399 Park Avenue, 37th Floor, New York, New York 10022, U.S.A., as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”, which expression includes its successors and permitted transferees and assigns). 1. Financing. (a) Lenders hereby finance for Borrower, and Borrower hereby accepts financing from Lenders for, the Equipment up to an amount equal to the Total Contribution, subject to and upon the terms set forth herein and in any Schedule substantially in the form of ANNEX 5 hereto executed in connection herewith (each, a “Schedule”). (b) Borrower shall issue to Purchasers, and Purchasers shall purchase from Borrower, the Notes, subject to and upon the terms set forth herein, in any Schedule executed in connection herewith and that certain Note Purchase Agreement by and between Borrower, Purchasers, BLUE OWL CAPITAL CORPORATION, in its capacity as Note Agent, BLUE OWL CAPITAL CORPORATION, in its capacities as Intercreditor Agent, Note Agent and Collateral Agent, and each of the Purchasers from time to time party thereto (the “Note Purchase Agreement”). (c) Each Schedule shall constitute a separate and enforceable equipment finance agreement incorporating the terms of this Agreement, and if applicable, any corresponding Note (each Schedule, incorporating the terms of this Agreement and Note, as applicable, an “FSA”). If any term of a Schedule conflicts or is inconsistent with any term of this Agreement, the terms of such Schedule shall govern. An FSA will not have any force or effect until, but will be effective automatically after, it is fully executed by the parties thereto and the Financing Amount thereunder has been funded by Lenders and Holders on a Pro Rata Basis. Subject to the terms and conditions hereof and absent any manifest error therein, the Administrative Agent, Collateral Agent and Note Agent shall have the obligation, and each of the Lenders and the Holders hereby instruct each such party, to execute each FSA in a timely manner upon satisfaction of the conditions in Section 8(b) (other than clause (i)). 2. Definitions and Rules of Interpretation. (a) All references in this Agreement to articles, Sections, subsections, definitions and other subdivisions refer to the articles, Sections, subsections, definitions and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Financing Document shall be deemed incorporated by reference in such Financing Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without

2 limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns. References to dollars or “$” in this Agreement and each other Financing Document shall be to United States dollars. (b) Unless the context otherwise requires, as used in this Agreement, each FSA and the other Financing Documents related thereto, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. “Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act; (b) the UK Bribery Act 2010; (c) Corruption of Foreign Public Officials Act (Canada); and (d) any other applicable laws related to combatting bribery or corruption. “Anti-Money Laundering Laws” means all applicable laws, rules, or regulations relating to terrorism, financial crime or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 as amended including pursuant to the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, the Proceeds of Crime Act 2002, as amended, and the rules and regulations (including those issued by any governmental or regulatory authority) thereunder. “Assigning Lender” has the meaning given to such term in Section 14(b). “Availability Period” means the period commencing on the date hereof and ending on the earlier of (a) (and including) December 31, 2026 and (b) acceleration by the Required Secured Parties after a Default. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Term” means, with respect to an FSA, the Base Term specified in the applicable Schedule, which for the avoidance of doubt shall be the period commencing on the applicable Payment Commencement Date and ending on the date falling 30 months thereafter. “British Columbia Security Agreement” means that certain Specific Security Agreement dated as of the date hereof by Borrower in favor of the Collateral Agent (as amended, supplemented, amended and restated or otherwise modified from time to time).

3 “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Sydney, Australia or Vancouver, Canada are authorized or required by law to remain closed. “Casualty Occurrence” has the meaning given to such term in Section 15(b). “Certificate of Acceptance” means, with respect to an FSA, a certificate of acceptance in the form attached as Exhibit A hereto. “Change of Control” means (i) Guarantor as of the date hereof, or any direct or indirect holding company of Guarantor that directly or indirectly owns 100% of the equity interests of Guarantor, ceases to own directly or indirectly 100% of the equity interests in Borrower or (ii) a “person” or “group” (within the meaning of section 13(d)(3) of the Exchange Act), other than Guarantor, any of the Guarantor Founders or any holding company thereof or their wholly owned subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as determined in accordance with Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of all of Guarantor’s ordinary shares. For the avoidance of doubt, a Change of Control shall not include (a) any Permitted Reorganization; (b) the acquisition or disposition of ordinary shares, voting rights, or voting interests in Guarantor by any Guarantor Founder, whether directly or indirectly and whether individually or acting in concert with any other Guarantor Founder; or (c) any change in the percentage of ordinary shares, voting rights, or voting interests in Guarantor beneficially owned by any Guarantor Founder(s). “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” has the meaning given to such term in Section 28. “Colocation Agreement” means that certain Colocation Agreement, dated the date hereof, by and between Landlord and the Borrower. “Confidential Information” means all information relating to a Disclosing Party or any of its Affiliates and their respective businesses, the transactions contemplated by the Financing Documents (including any information, in the case of Borrower specifically, provided to and/or obtained by a Creditor Party or its Affiliates or Representatives, based on a review of any books and records relating to Borrower or any of its Affiliates from time to time, including prior to the date hereof, and, in the case of a Creditor Party specifically, provided to and/or obtained by Borrower, pursuant to the terms hereof including Section 13 from time to time, including prior to the date hereof) other than any such information that (i) is publicly available to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party or any of its Affiliates, (ii) is or becomes available to the Receiving Party or its Representatives from a source other than the Disclosing Party or its Representatives, provided that such source is not known to the Receiving Party to be subject to a legal, contractual, or fiduciary obligation of confidentiality owed to the Disclosing Party with respect to such information, (iii) was within the possession of the Receiving Party or its Representatives and not subject to a legal, contractual, or fiduciary obligation of confidentiality owed to the Disclosing Party before being furnished by the Disclosing Party, or (iv) is or was independently developed by or on behalf of the Receiving Party or its Representatives without the use of any Confidential Information. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to a Person that is a Disqualified Institution at the time of disclosure unless approved in writing by the Disclosing Party. “Contribution” means (a) in relation to a Lender, its contribution percentage of the Loan set opposite its name in ANNEX 1 and (b) in relation to a Purchaser, the Note Commitments. “Control” shall mean the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling,” “Controlled by” and “under common Control with” have meanings correlative thereto.

4 “Creditor Party” means the Administrative Agent, the Collateral Agent or any Financing Party, whether as at the date hereof or at any later time. “Currency Due” has the meaning given to such term in Section 39. “Customer” means the counterparty to any Customer Agreement. “Customer Agreement” means any agreement, contract, lease, provision for virtual access, or other arrangement between Borrower or any of its Affiliates and any Person (including any partner, aggregator, reseller or similar program counterparty), under which that Person uses, leases, or receives services from a Data Center, including any agreement for hosting, colocation, compute, storage, or other data center services, together with all related orders, schedules, renewals, and amendments. “Data Center” means any facility, building, or portion thereof (whether owned, leased, licensed, or otherwise occupied by Borrower) that houses, contains, or is used for the operation of information technology equipment, including without limitation graphic processing unit servers, racks, networking hardware, storage systems, power distribution units, cooling systems, and related infrastructure, together with all fixtures, cabling, and environmental controls necessary for the continuous operation of such equipment. “Data Erasure” has the meaning given to such term in Section 20(c). “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, receivership, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” has the meaning given to such term in Section 20(a). “Default Rate” has the meaning given to such term in Section 6(b). “Defaulting Financing Party” means any Financing Party that (a) has failed to (i) fund all or any portion of its Loans or purchase any portion of its Notes within two Business Days of the date such Loans were required to be funded hereunder or such Notes were required to be purchased under the Note Purchase Agreement unless such Financing Party notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Financing Party’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, or any other Financing Party any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Financing Party’s obligation to fund a Loan hereunder or purchase a Note under the Note Purchase Agreement and states that such position is based on such Financing Party’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Financing Party shall cease to be a Defaulting Financing Party pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Financing Party shall not be a Defaulting Financing Party solely by virtue of the ownership or acquisition of any equity interest in that Financing Party or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in

5 or provide such Financing Party with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Financing Party (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Financing Party. Any determination by the Administrative Agent that a Financing Party is a Defaulting Financing Party under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Financing Party shall be deemed to be a Defaulting Financing Party upon delivery of written notice of such determination to the Borrower and each Lender. “Designated Jurisdiction” shall mean, at any time, a country, region or territory that is itself the subject of comprehensive Sanctions (as of the date hereof, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria (prior to July 1, 2025), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government-controlled areas of the Kherson and Zaporizhzhia regions of Ukraine). “Designated Lender Assignee” has the meaning given to such term in Section 14(b). “Designated Other Obligation” means an Other Obligation entered into after the date hereof which Guarantor and a Creditor Party expressly designate in writing at the time the parties enter into such Other Obligation that Section 20(a)(vii) shall apply to such Other Obligation. “Disclosing Party” means the party hereof that discloses Confidential Information to the Receiving Party. “Disqualified Institution” means (a) any Person located, organized or residing in China or Russia, (b) any bona fide competitor of Borrower, Guarantor or Guarantor’s subsidiaries identified by Borrower to the Administrative Agent on Part A-1 and A-2 of the list delivered by the Borrower to the Administrative Agent on or prior to the date hereof (the “Disqualified Institution List”), (c) any Person primarily involved in the acquisition of, trading in or investing in distressed debt or loan-to-own transactions identified in Part B of the Disqualified Institution List, (d) any Affiliates of such Persons referenced in the foregoing clauses (b) and (c), in each case, to the extent such Affiliates are clearly identifiable on the basis of such Affiliates’ names, and (e) any Sanctioned Person. The Disqualified Institution List shall be fixed as of the date hereof and may not be amended, supplemented or otherwise modified without the prior written consent of the Required Secured Parties, which consent shall not be unreasonably withheld, delayed, or conditioned. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Email” has the meaning given to such term in Section 21. “Equipment” means each item of property designated on a Schedule that will be financed for Borrower pursuant to the applicable FSA which shall include high-performance computing and AI data center equipment acquired by the Borrower and located at the Equipment Location (as defined in the relevant Schedule), including GPU compute servers, CPU and management servers, and data center networking equipment, together with all replacements and replacement parts, additions, attachments, accessories and accessions incorporated therein. Where payment of charges for Services supplied or to be supplied to Borrower are included in the amount financed by Lenders under an FSA and the Holders

6 under the Note Purchase Agreement references to “Equipment” under such FSA shall be broadly interpreted to include Financed Fees. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Creditor Party or required to be withheld or deducted from a payment to a Creditor Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Creditor Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment (other than pursuant to an assignment request by the Borrower under Section 17(b)(i)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Creditor Party’s failure to comply with Section 17(a)(vii), (d) any withholding Taxes imposed under FATCA and (e) any Canadian federal withholding taxes under Part XIII of the Income Tax Act (Canada) arising as a result of any Creditor Party (i) not dealing at “arm’s length” (within the meaning of the Income Tax Act (Canada)) with the Borrower or the Guarantor, or (ii) being a “specified non-resident shareholder” of the Borrower or the Guarantor or not dealing at arm’s length with any “specified shareholder” of the Borrower or the Guarantor (in each case within the meaning of subsection 18(5) of the Income Tax Act (Canada)), (except, in each case, where the non-arm’s length relationship arises, or where any Creditor Party is a “specified non-resident shareholder” of the Borrower or the Guarantor or does not deal at arm’s length with a “specified shareholder” of the Borrower or the Guarantor, solely as a result of such Creditor Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or received or enforced any rights under, this Agreement or any other Financing Document). “Export Controls” means (a) all export control laws and regulations imposed, administered, or enforced by the U.S. government, including the U.S. Export Administration Regulations maintained by the Bureau of Industry and Security of the U.S. Department of Commerce and the International Traffic in Arms Regulations maintained by the Directorate of Defense Trade Controls of the U.S. Department of State, and (b) all applicable trade, export control laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and among the Borrower, the Administrative Agent, the Lenders party thereto and the Purchasers party thereto. “Financed Fees” means the license, subscription, service, installation, warranty, usage, and/or other fees and the charges for Services, if any, specified in the FSA. “Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of such Person. “Financing Amount” means, with respect to an FSA, the Loan Amount (as defined in the Schedule) set forth in the applicable Schedule and with respect to the Note Purchase Agreement, the principal amount set forth in the Note.

7 “Financing Documents” means, collectively, this Agreement, all Schedules, all FSAs, the Note Purchase Agreement, the Notes, the British Columbia Security Agreement, the Fee Letter and all other documents required or signed by Borrower in connection with the Equipment financing as part of an FSA, including, but not limited to, each Certificate of Acceptance, each Funding Request, authority and incumbency certificates, automatic and recurring payment authorizations, landlord and/or host waivers and/or access agreements, no interest letters, guaranties and other supporting obligations as they relate to an FSA, including, but not limited to the Guaranty, any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Collateral, and any other document designated as such by the Administrative Agent and the Borrower, whether now or hereafter executed in connection herewith or therewith, as the same may be modified, amended, extended or replaced. “Financing Party” shall mean, collectively, each Holder and each Lender. “Fiscal Quarter” means a period of three months ending on March 31, June 30, September 30 or December 31 in each year. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit in the ordinary course of its activities. “Funding Date” has the meaning given to such term in Section 5(b). “Funding Request” means a funding request substantially in the form provided in ANNEX 2, which shall constitute (i) a “Loan Request” for purposes of this Agreement and (ii) “Funding Instructions” for purposes of the Note Purchase Agreement. “Governmental Authority” shall mean the government of the United States of America or Canada or any other nation or any political subdivision thereof, whether state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantor” means IREN Limited (ABN 60 629 842 799), a company incorporated under the laws of Australia having its principal place of business at 55 Market St, Sydney NSW 2000, Australia, which is the current shareholder of Borrower and whose financial statements and related financial information were provided to Administrative Agent and/or Financing Parties and relied upon by Financing Parties for credit underwriting purposes in connection with this Agreement. “Guarantor Founders” means, individually or collectively, the Co-Chief Executive Officers of the Guarantor as at the date of this Agreement. “Guaranty” means the guaranty dated as of the date hereof by and among Guarantor and the Administrative Agent and Collateral Agent for the benefit of the Creditor Parties. “Holder” shall have the meaning assigned to such term in the Note Purchase Agreement. “Indebtedness” means any indebtedness of a Person for or in respect of (i) money borrowed, (ii) any bonds, notes, debentures, loan stock or other like instruments or securities offered, issued or distributed, including any convertible debt, secured corporate debt, or unsecured corporate debt, (iii) all payment obligations of such Person incurred or assumed as the deferred purchase price of assets, property or services that remains unpaid for more than one hundred eighty (180) days from when due and payable (other than (x) trade liabilities and other liabilities incurred in the ordinary course of business and that have a due date for payment within ninety (90) days of the incurrence thereof, (y) earnouts, and (z) any amount that is directly or indirectly being disputed or contested in good faith by such Person with the applicable vendor or supplier and for which adequate reserves have been established in accordance with GAAP (including where such Person reasonably believes it is entitled to an offset or other amount owing to it by such vendor or supplier)), (iv) all lease obligations that are required to be, in accordance with GAAP,

8 recorded as financings or capital leases (but excluding, for the avoidance of doubt, obligations in respect of operating leases, notwithstanding that any right-of-use asset or lease liability in respect thereof may be required to be recognized on such Person’s balance sheet in accordance with GAAP) or purchase money debt obligations, (v) all equity securities of such Person subject to repurchase or redemption (other than at the sole option of such Person) (other than any such equity securities issued to any employee, director, officer, manager, contractor, consultant or advisor of such Person or its affiliates that may be required to be repurchased or redeemed to satisfy statutory or regulatory obligations) and (vi) all guarantees by such Person of any of the foregoing clauses (i) – (v) of Indebtedness of other Persons. For the avoidance of doubt, “Indebtedness” shall not include (A) any contingent instrument, letter of credit, guarantee, indemnity or other contingent obligation of, or entered into by, such Person (other than as expressly set forth in clause (vi) above); or (B) any Indebtedness incurred by the Borrower or the Guarantor owing to the Guarantor or an Affiliate of the Guarantor (as applicable), provided that, in respect of the Borrower only, such Indebtedness is subject to a subordination agreement in the form set forth in ANNEX 6. “Indemnified Parties” means each Creditor Party and each Affiliate of each Creditor Party and their respective successors, directors, officers, members, employees, shareholders and agents. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes. “Intercreditor Agreement” means that certain intercreditor agreement by and among the Borrower, the Collateral Agent, BLUE OWL CAPITAL CORPORATION, in its capacity as intercreditor agent for the Secured Parties, the Administrative Agent, the Note Agent, and any other Person that becomes a Secured Party pursuant thereto. “Judgment Currency” has the meaning given to such term in Section 39. “Landlord” means IE CA Development Holdings 2 Ltd. “Lender Assignee” has the meaning given to such term in Section 14(b). “Lender’s Contribution” for each Lender, the amount set opposite its name in ANNEX 1. “Lender Transfer” has the meaning given to such term in Section 14(b). “Lender Transfer Certificate” has the meaning given to such term in Section 14(c). “Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” under its name on ANNEX 1 hereto or in the relevant Lender Transfer Certificate pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Liability” has the meaning given to such term in Section 22. “Loan” means, with respect to an FSA, each loan advanced by a Lender and from time to time outstanding under such FSA. “LTC Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) the aggregate outstanding principal amount of all Loans and Notes to (b) the aggregate original cost of the Equipment, including Taxes thereon, calculated by reference to the depreciated cost of the Equipment, assuming straight-line depreciation over a useful life of five (5) years commencing from date on which Equipment is delivered to the Borrower or its Affiliates, calculated as of the date of such determination. “LTC Trigger Event” means, as of any date of determination, the LTC Ratio is equal to, or less than, 50%.

9 “Mandatory Prepayment” means a prepayment of the Loans and redemption of Notes on a Pro Rata Basis as required under the Financing Documents. “Material Default” means a Default under any of Section 20(a)(i), (ii) (solely with respect to the Borrower or the Guarantor), (iii) (solely with respect to the Borrower or the Guarantor) or (iv) (solely with respect to the Borrower or the Guarantor). “Maturity Date” means the last day of the applicable Base Term. “Microsoft Contract” shall mean the Partner Statement of Work entered into by and between Microsoft Corporation, as customer, and IE US Hardware 3 LLC, as supplier, on or about November 2, 2025, as may be amended, amended and restated, supplemented or otherwise modified from time to time. “Non-Consenting Financing Party” means any Financing Party that does not approve any consent, waiver or amendment that (i) requires the approval of all Financing Parties in accordance with the terms of Section 31 and (ii) has been approved by the Required Secured Parties or Required Lenders, as applicable. “Non-Recourse Subsidiary” means (i) each Subsidiary listed in ANNEX 4 of this Agreement and (ii) any other Subsidiary of Guarantor that (a) is, or was, established primarily for the purpose of owning, financing, leasing, developing, constructing, operating, or holding a specified project or one or more related assets (and activities incidental or ancillary thereto) (or for the purpose of holding the equity interests of any such Subsidiary of the type set forth in this clause (a)), (b) has no material assets other than those related to such specified project or assets (or equity interests), and (c) is not an obligor (whether as borrower, guarantor, or otherwise) in respect of any indebtedness for which Guarantor or any other subsidiary of Guarantor (other than a Non-Recourse Subsidiary) is also an obligor (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets or that otherwise are customary in transactions in which the primary recourse is to financing assets (including without limitation a completion guaranty or other limited guaranty of a type customarily given by a parent in non-recourse financings or a pledge of equity interests in a Non-Recourse Subsidiary) will not of itself prevent a Subsidiary from constituting a Non-Recourse Subsidiary). “Note Agent” means BLUE OWL CAPITAL CORPORATION. “Note Commitment” means Notes in the principal amount specified opposite such Purchaser’s name in Schedule B to the Note Purchase Agreement (and “Notes Commitments” means the aggregate of the Note Commitment of all of the Purchasers). “Note Purchase Agreement” has the meaning given to such term in Section 1. “Notes” shall have the meaning assigned to such term in the Note Purchase Agreement. “Obligations” means, Borrower’s obligations under this Agreement and any Financing Document, including any obligation to pay any amount now owing or later arising. “OFAC” has the meaning given to such term in Section 25. “Offshore Bank” means a bank operating under a license to conduct banking activities which, as a condition of the license, prohibits the licensed entity from conducting banking activities with the citizens of, or with the local currency of, the country which issued the license. “Other Connection Taxes” means, with respect to any Creditor Party, Taxes imposed as a result of a present or former connection between such Creditor Party and the jurisdiction imposing such Tax (other than connections arising from such Creditor Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan, Note or Financing Document).

10 “Other Obligation” means, with respect to a loan, note, lease or credit agreement (other than any Financing Document) to which Borrower, Guarantor, Significant Subsidiary or, as expressly applicable, Significant Non-Recourse Subsidiary is party as borrower, lessee or debtor, such Person’s obligations under such agreement. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Payment Amount” means, with respect to an FSA, the Payment Amount specified in the applicable Schedule. “Payment Commencement Date” means, with respect to each Loan and each Note, the later of (a) the requested Funding Date, or (b) the date the Lenders advance such Loan and the Purchasers purchase such Notes. “Payment Date” means, with respect to each Loan, the last day of each Payment Period during the Base Term of such Loan. “Payment Period” means, with respect to each Loan, each 3-month period commencing on the Payment Commencement Date for such Loan. “Payments” means, with respect to the Loans, the series of periodic Payment Amounts set forth on the related Schedule and, unless the context thereof clearly limits it to the foregoing, all additional amounts as may from time to time be payable under an FSA. The term “Payments” shall include pro rata payments, if any, as described in Section 6 hereof. “Permitted Liens” means liens, claims, charges, and encumbrances: (a) created pursuant to the Financing Documents; (b) liens for taxes (other than unpaid source deductions) (i) not yet due or (ii) that are being contested; provided that, in the case of clause (ii), (x) any such contest described shall be conducted by Borrower in good faith by appropriate proceedings, and the Borrower shall maintain on its cash reserves in accordance with GAAP with respect thereto and (y) any such Liens under this clause (ii) shall only be Permitted Liens for so long as such proceedings do not involve, in Administrative Agent’s reasonable judgment, any material danger of sale, foreclosure, transfer, forfeiture or loss of the Collateral, or title thereto, or to the rights of Administrative Agent or any Financing Party hereunder; (c) for landlord’s, materialmen’s, mechanics’, workers’, repairmen’s, or other like liens or encumbrances, arising in the ordinary course of the Borrower’s business or in connection with the operation and maintenance of the Equipment, which (i) do not in the aggregate materially detract from the value of the Collateral to which they are attached or materially impair the operation or use thereof, and (ii) are for amounts not yet due or not more than sixty (60) days overdue; (d) grants of software, technology and other intellectual property licenses and sublicenses pursuant to any Customer Agreement in the ordinary course of business (but excluding, for the avoidance of doubt, Liens on any Equipment); (e) evidenced by the filing of financing statements relating to precautionary statements, filings, registrations or agreements; (f) junior rights of Landlord under the Colocation Agreement; and (g) junior rights of any Supplier under a Purchase Agreement.

11 “Permitted Reorganization” means any internal group reorganization, redomiciliation, top-hat restructure and/or insertion of one or more holding companies above Guarantor or Borrower, so long as immediately after such transaction, Guarantor or a direct or indirect holding company of Guarantor continues to own directly or indirectly 100% of the equity interests in Borrower. “Person” means any individual, partnership, limited liability company, corporation, association, joint venture, trust or other entity or any Governmental Authority. “PPSA” means the Personal Property Security Act (British Columbia), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or under any FSA and other Financing Document related thereto or the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “Prepayment Premium” means, with respect to any prepayment of a Loan or Note pursuant to Section 6(c), Section 15(b) or Section 20(b) of this Agreement and Section 8 of the Note Purchase Agreement, the Prepayment Premium specified in the applicable Schedule. “Pro Rata Basis” means a basis that is pro rata among the Financing Parties on the basis of the Contribution of each Financing Party relative to the total amount of the Contributions at the applicable time. “Purchase Agreement” means any purchase agreement or other contract between a Supplier and Borrower for the acquisition of Equipment or Services to be financed under an FSA. “Purchaser” shall have the meaning assigned to such term in the Note Purchase Agreement. “Receiver” has the meaning given to such term in Section 20(b). “Receiving Party” means the party hereof that receives Confidential Information from the Disclosing Party. “Representatives” has the meaning given to such term in Section 13(a). “Required Alteration” has the meaning given to such term in Section 11(a). “Required Holders” means (i) a Holder or Holders whose aggregate Notes and Note Commitments total more than 66.67% of the total Notes and Notes Commitments and (ii) Specified Holders (as defined in the Intercreditor Agreement), at any time that the Specified Holders (as defined in the Intercreditor Agreement) (together with their Affiliates) is a Holder holding more than 40% of the aggregate Notes and Contributions in respect of the Notes held by Specified Holders (as defined in the Intercreditor Agreement) (together with its Affiliates) as of the date of this Agreement; provided that, the Note Commitments of any Holder that is a Defaulting Financing Party shall be disregarded in determining Required Holders at any time. “Required Lenders” means (i) a Lender or Lenders whose Loans and Contributions total more than 66.67% of the Total Contributions (or if the Total Contributions have been reduced to zero, totaled more than 66.67% of the Total Contributions immediately prior to the reduction) and (ii) Blue Owl Capital Corporation, at any time that Blue Owl Capital Corporation (together with its Affiliates) is a Lender holding more than 40% of the aggregate Loans and Contributions in respect of the Loans held by Blue Owl Capital Corporation (together with its Affiliates) as of the date of this Agreement; provided that, the Contributions of any Lender that is a Defaulting Financing Party shall be disregarded in determining Required Lenders at any time. “Required Secured Parties” is defined in the Intercreditor Agreement.

12 “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any Person shall mean any chief executive officer, Financial Officer, chief legal officer, director, general partner, managing member or sole member of such Person. “Restricted Party” shall have the meaning set forth in Section 25(a)(xii)(A). “Sanctioned Person” means any Person that is, or that is acting on behalf of a Person that is: (a) identified on a Sanctions List; (b) located, organized or resident in a Designated Jurisdiction; (c) fifty percent (50%) or more owned or controlled by any Person described in the foregoing subsections (a) or (b); and for the purposes of the Special Economic Measures Act (Canada) and the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitisky Law) (Canada), includes any entity whose property is deemed to be owned by such a Person or Persons; or (d) otherwise the target of Sanctions. “Sanctions” means any economic or financial sanctions or trade embargoes administered or enforced by any Sanctions Authority. “Sanctions Authority” means the United States Government (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union and any European Union member state, the United Kingdom (including His Majesty’s Treasury), the Government of Canada, or the Australian Department of Foreign Affairs and Trade. “Sanctions List” means any Sanctions-related list of designated Persons maintained by any Sanctions Authority, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC and any other Sanctions-related lists issued by Canada, the United Nations Security Council, the European Union or OFAC. “SEC” means the United States Securities and Exchange Commission. “Secured Parties” shall have the meaning ascribed to such term in the Intercreditor Agreement. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security Documents” shall mean this Agreement, the Guaranty, the British Columbia Security Agreement and each of the security agreements and other instruments and documents executed and delivered by Borrower pursuant to any of the foregoing. “Services” means all training, installation, warranties, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule. “Shell Bank” means a bank without a physical presence in any country. “Significant Non-Recourse Subsidiary” means any Non-Recourse Subsidiary that would be a Significant Subsidiary except for the fact that it is a Non-Recourse Subsidiary. “Significant Subsidiary” means any Subsidiary (other than a Non-Recourse Subsidiary) of Guarantor that constitutes a “significant subsidiary” (as defined in Article 1, Rule 1-02(w)(I)(ii) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect as of the date hereof). “Stored Data” has the meaning given to such term in Section 20(c). “Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation,

13 association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. “Supplier” means the manufacturer or the vendor of the Equipment. “Taxes” means all present or future taxes, fees, withholdings, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments and charges of every kind and nature whatsoever imposed by a Governmental Authority (including, but not limited to, any related penalties and interest). “Term” has the meaning given to such term in Section 7. “Total Contributions” shall mean $1,223,592,067.50. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Upgrade” has the meaning given to such term in Section 11(b). “Voluntary Prepayment” means a prepayment of a Loan made by Borrower pursuant to Section 6(c) and the applicable FSA. “Weighted Average Life” means, as of any date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date of determination to the date of each successive scheduled principal payment (including any sinking fund payment or mandatory redemption) of such Indebtedness multiplied by (ii) the amount of each such principal payment, by (b) the sum of all such scheduled principal payments. “Withholding Agent” means Borrower, Guarantor and Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person,

14 to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 3. Ordering Equipment. Borrower shall arrange for delivery of Equipment. If Equipment is subject to an existing Purchase Agreement between Borrower and the Supplier, and Equipment has been delivered to Borrower as of the date hereof, Borrower shall advise Administrative Agent of the delivery date of each item of Equipment. 4. Delivery and Acceptance. Following either (a) delivery to and acceptance by Borrower of any Equipment, or (b) the date hereof (to the extent that the Equipment has already been delivered and accepted by Borrower prior to the date hereof), Borrower shall execute and deliver to Administrative Agent a Certificate of Acceptance. WITHOUT LIMITING ANY OTHER CONDITIONS TO CLOSE, FINANCING PARTIES SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS HEREUNDER UNLESS AND UNTIL ADMINISTRATIVE AGENT RECEIVES A CERTIFICATE OF ACCEPTANCE FOR SUCH EQUIPMENT EXECUTED BY BORROWER. 5. Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) commits to make Loans to the Borrower (A) in an amount up to such Lender’s ratable proportion of the Total Contributions and (B) from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s aggregate Loans exceeding such Lender’s Contribution or (ii) the total Loans exceeding the Total Contributions. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow and prepay (but not re-borrow) Loans from time to time. Proceeds of the Loans shall be used (x) to reimburse the Borrower for amounts paid to Suppliers for Equipment and/or (y) to pay Suppliers directly amounts invoiced for Equipment. (b) Subject to satisfaction of the conditions in Section 8, each Loan shall be advanced to the Borrower (and each Note shall be issued to the Purchasers) on the date specified for such funding in the Funding Request upon the Borrower’s irrevocable notice to the Administrative Agent and Note Agent. Each such notice shall be in the form of a written Funding Request. A Funding Request shall be delivered to the Administrative Agent and Note Agent at least three (3) Business Days prior to the date on which the Loan is to be advance and the Notes are to be issued and purchased (such date, as specified in the Funding Request, the “Funding Date”). Each Funding Request shall specify the following information: (i) the aggregate amount of the requested Loans and Notes (to be funded on a Pro Rata Basis); (ii) the requested Funding Date (which shall be a Business Day); and (iii) the location and account number of the bank account to which funds are to be disbursed. 6. Payments. (a) Borrower shall make the Payments with respect to the Loans on each applicable Payment Date in ten (10) equal installments of aggregate principal and interest over the applicable Base Term calculated pursuant to the amortization schedule template attached hereto as Exhibit C (with the Borrower and the Administrative Agent inputting only (i) the amount being advanced on the proposed Funding Date; and (ii) the Payment Commencement Date), which amounts as calculated pursuant to the foregoing shall be included as the amortization schedule attached to the applicable FSA. Payments shall be due regardless of whether or not Borrower has received any notice that they are due. All Payments and payments of other amounts under each FSA shall be paid in accordance with the instructions set out in Exhibit B hereto, which instructions may be updated by notice in writing from the Administrative Agent to the Borrower from time to time at least ten (10) Business Days prior to the due date for the next applicable Payment. (b) If Borrower fails to make any Payment within 10 days from the date on which the same becomes due, Borrower shall pay to Administrative Agent, in addition to and not in lieu of other rights of Creditor Parties, default interest on such overdue Payment at a rate equal to 2.0% per annum plus the interest rate otherwise applicable to the related Loan under the applicable FSA (the “Default Rate”),

15 provided that in no event shall the Default Rate exceed the maximum rate permitted by applicable law until such Payment is paid. (c) The Borrower may, upon two Business Days prior written notice to the Administrative Agent, at any time and from time to time voluntarily prepay the Loans and Notes in whole or in part (each, a “Voluntary Prepayment”) by payment of the applicable Prepayment Premium as specified in the Schedule. For avoidance of doubt, the Borrower shall not prepay the Loans or Notes without (x) making a prepayment on the Notes or Loans, respectively, on a Pro Rata Basis and (y) making a ratable payment across Loans and Notes issued and/or outstanding in respect of all Schedules. (d) Borrower agrees that any Prepayment Premium payable shall be presumed to be the liquidated damages sustained by each Financing Party as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the date hereof. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) and the Notes (and/or the Note Purchase Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower and Guarantor expressly waive (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Premium in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Financing Parties and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section 6(d). Borrower expressly acknowledges that its agreement to pay each of the Prepayment Premium to Financing Parties as herein described was on the date hereof and continues to be a material inducement to Lenders to provide the Loans and the Purchasers to purchase the Notes. (e) Payments shall be made by wire transfer from a bank account of Borrower located in the United States or Canada. (f) Except as otherwise provided herein, if any payment under any Financing Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. (g) Any partial Voluntary Prepayment or Mandatory Prepayment of the Loans or Notes shall be applied to reduce the remaining scheduled installments of principal on a ratable basis. 7. Term. The term of each FSA shall consist of the period from the Payment Commencement Date to the last day of the Base Term specified in the applicable Schedule (the “Term”). 8. Conditions. (a) The obligation of each Lender to advance Loans and each Purchaser to purchase Notes hereunder is subject to the satisfaction (or waiver) of the following conditions on the date hereof (and, in the case of each document specified in this Section 8, such document shall be in form and substance satisfactory to the Administrative Agent): (i) the Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party; (ii) the Administrative Agent shall have received satisfactory evidence that all registrations, filings, recordings and notices necessary or desirable (as determined by the Administrative Agent and its own counsel, acting reasonably) to create a perfected first priority security interest in favour of the Collateral Agent in the Collateral described therein prior and

16 superior in right to any other Person (other than with respect to Permitted Liens) have been made, filed or completed; (iii) the Administrative Agent shall have received a customary Responsible Officer’s certificate of each of the Borrower and the Guarantor; (iv) the Administrative Agent shall have received the organizational documents in respect of each of the Borrower and the Guarantor and, in respect of the Borrower only, a good standing certificate and, in respect of the Guarantor only, a company extract; (v) the Administrative Agent shall have received an access agreement or landlord waiver signed on behalf of Landlord in form and substance reasonably satisfactory to the Required Secured Parties; (vi) the Administrative Agent shall have received an opinion of legal counsel to the Guarantor as to Australian law addressed to the Administrative Agent in form and substance satisfactory to the Administrative Agent; (vii) the Administrative Agent shall have received an opinion of legal counsel to the Borrower as to British Columbia law addressed to the Administrative Agent in form and substance satisfactory to the Administrative Agent; and (viii) the Administrative Agent shall have received an opinion of legal counsel to each of the Borrower and Guarantor as to New York law addressed to the Administrative Agent in form and substance satisfactory to the Administrative Agent. (b) The obligation of each Lender to make Loans and the Purchaser to purchase the Notes during the Availability Period as provided in each Schedule is subject to the satisfaction of the following conditions: (i) without limitation to Section 1(c), the Administrative Agent shall have received from each party thereto a counterpart of the applicable Schedule signed on behalf of such party; (ii) the Administrative Agent shall have received one or more Certificates of Acceptance in respect of the Equipment to be financed pursuant to the Funding Request; (iii) the Administrative Agent shall have received a Funding Request from the Borrower in accordance with Section 5(b) above; (iv) as of the applicable Funding Date, no default or event of default (howsoever defined) has occurred and is continuing under any Other Obligation of Borrower, Guarantor, Significant Subsidiary or Significant Non-Recourse Subsidiary with an aggregate principal balance of $250,000,000 or greater where such default has resulted in such Other Obligation being declared due and payable before its stated maturity; (v) the proceeds of the Loans and Notes will be used to either (1) pay third party equipment suppliers directly (with the Borrower having provided the Administrative Agent with reasonable backup invoices) or (2) reimburse Guarantor or its Affiliates for payments made by such persons (with supporting invoices reconciled to the payments being requested); and (vi) no Default shall have occurred and be continuing or would result from the advance of such Loan or sale of such Notes as of the date on which the requested Funding Date. Subject to satisfaction of the foregoing conditions, during the Availability Period, there shall be no further conditions to the requirement of the Lenders to fund Loans or the Purchasers to purchase the Notes.

17 9. Location; Inspection. (a) Equipment shall initially be delivered to the location specified in Exhibit A to the applicable Schedule and, except to the extent expressly permitted by any other Financing Documents, shall not be removed therefrom without Required Secured Parties’ prior written consent (provided that any and all transfers of Equipment among the locations at which the Guarantor or its subsidiaries carry on business in Prince George, Mackenzie and Canal Flats British Columbia shall be permitted, provided Borrower provides at least ten (10) days prior written notice to Administrative Agent and Collateral Agent maintains or obtains a first-priority security interest in the Collateral after such move and any landlord and/or host waivers and/or access agreements reasonably required by the Administrative Agent on or prior to the date of such move). (b) Subject to Borrower’s (and any applicable landlord’s) commercially reasonable security and site safety requirements, no more than twice in any twelve (12) month period (unless a Default has occurred and is continuing and which has not been waived or cured), the Borrower irrevocably authorizes, and must use its commercially reasonable efforts to have others authorize (including any landlord, mortgagee or customer) Administrative Agent or its representatives to enter upon any land or premises, at reasonable times and manner, upon at least five (5) Business Days prior written notice (including by email) and during normal business hours, where the Equipment is located to: (i) examine state of repair and operation of the Equipment; and (ii) repossess the Equipment (where entitled to do so in accordance with the Financing Documents). (c) Notwithstanding the foregoing, with respect to any transfers of Equipment after the date of this Agreement among the locations at which the Guarantor or its subsidiaries carry on business in Prince George, Mackenzie and Canal Flats British Columbia, Borrower shall obtain, prior to the delivery of any Equipment to any land or premises, any landlord, mortgagee and/or customer waiver and/or access agreement reasonably required by the Administrative Agent with respect to such land or premises, and no such waiver or access agreement may be obtained or delivered after such delivery. (d) Administrative Agent shall, as soon as reasonably possible, repair, at its expense, or reimburse the Borrower (including with respect to any reasonable costs and expenses claimed by any landlord) for any actual physical damage to the land or premises directly caused by its (or its agent’s) negligence due to entry or repossession of the Equipment (ordinary wear and tear excluded). (e) At Administrative Agent’s written request, Borrower shall provide Administrative Agent with an inventory listing of all Equipment including its location within 30 days of such request. 10. Non-Cancelable. BORROWER’S OBLIGATION TO MAKE PAYMENTS AND PERFORM ITS OBLIGATIONS UNDER THE FSA AND THE OTHER FINANCING DOCUMENTS IS ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY RIGHT OF CANCELLATION, SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT BORROWER MAY HAVE AGAINST THE SUPPLIER, ANY CREDITOR PARTY, OR ANY OTHER PERSON OR ENTITY; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE BORROWER FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. BORROWER UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER IS AN AGENT OF ANY CREDITOR PARTY OR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THE FSA OR THE OTHER FINANCING DOCUMENTS, AND NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THE FSA OR THE OTHER FINANCING DOCUMENTS. NO CREDITOR PARTY IS A SUPPLIER, AND NO CREDITOR PARTY IS RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT. BORROWER UNDERSTANDS AND AGREES THAT IT MUST ASSERT ANY SUCH CLAIMS AGAINST THE SUPPLIER.

18 11. Use; Alterations. (a) Borrower and its Affiliates shall use Equipment lawfully and for customary business purposes. Borrower shall comply with all applicable laws with respect to the Equipment in all material respects. Borrower, at its own expense, shall make such alterations, additions or modifications to Equipment as may be required from time to time by applicable law, to ensure continued validity of warranties or otherwise as required by the manufacturer and/or Supplier, including, but not limited to, repairs from any recall or safety bulletin (each, a “Required Alteration”). All such Required Alterations shall immediately, and without further act, be deemed to constitute “Equipment” and be fully subject to the FSA and the other Financing Documents as if originally financed hereunder and thereunder. Except as otherwise permitted in the FSA and the other Financing Documents (including under this Section 11), Borrower shall not make any alterations to Equipment without Administrative Agent’s prior written consent, subject to prior written consent of all of the Required Secured Parties (which consent shall not be unreasonably withheld, conditioned, or delayed). (b) Borrower, at its own expense, may, but is not required to, from time to time add or install upgrades or attachments (each, an “Upgrade”) to Equipment during the Term, provided that such Upgrades (i) are readily removable without causing material damage to Equipment, and (ii) do not adversely affect the fair market value, productive capacity, utility or remaining useful life of Equipment. Any such Upgrades shall remain the property of Borrower. Upon the cancellation or termination of the Financing Documents, including in connection with a Default, Borrower may, at its option, remove any such Upgrades and, upon such removal, shall restore Equipment to the condition required under the FSA and the other Financing Documents. 12. Repairs and Maintenance. Borrower, at Borrower’s cost and expense, shall (i) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturer’s recommendations in all material respects and Borrower’s standard practices (but in no event less than industry practices), (ii) properly service all components of Equipment following the manufacturer’s written operating and servicing procedures in all material respects, (iii) at Borrower’s option, either enter into and keep in full force and effect during the Term a maintenance agreement covering the Equipment with the manufacturer, or a manufacturer-approved maintenance organization, to maintain, service and repair such Equipment as required in the Financing Documents or arrange an alternate provider for maintenance services (which may comprise solely Borrower or Borrower’s Affiliates providing maintenance, service and repair for the Equipment) and (iv) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that is of the same or better quality, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by the manufacturer, in the case of each of (i) through (iv), in order that the business carried on in connection therewith, if any, may be properly conducted at all times. Replacement parts shall be free and clear of all liens and encumbrances (other than Permitted Liens), constitute Equipment and be fully subject to the FSA and the other Financing Documents as if originally financed hereunder and thereunder. Repairs, maintenance and warranty returns may be conducted on-site or at other locations in the ordinary course of business of the Borrower and its Affiliates. 13. Confidentiality. The Receiving Party agrees to maintain the confidentiality of the Confidential Information, and not disclose any such Confidential Information to any person or entity, except that Confidential Information may be disclosed: (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a confidential “need to know” basis solely in connection with the transactions contemplated hereby, and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information confidential; provided, however, that except in cases where an Affiliate or Representative of the Receiving Party has signed a joinder to this Section 13 in favor of the Disclosing Party or is otherwise subject to a legal, contractual, or fiduciary obligation of confidentiality owed to the Disclosing Party with respect to the Confidential Information, the Receiving Party shall be primarily responsible for, and liable to, the Disclosing Party in

19 respect of any failure to comply with the terms of this Section 13 by the Receiving Party’s Affiliates’ and its and their Representatives, and for the maintenance of confidentiality by any Person to whom it discloses Confidential Information; provided, further, that unless the Disclosing Party otherwise consents, no such disclosure shall be made by the Receiving Party or its Affiliate or its or their Representatives to any Affiliate or Representative of the Receiving Party that is a Disqualified Institution; (b) upon the demand or request of any regulatory or Governmental Authority having jurisdiction over the Disclosing Party or its Affiliates or if the Receiving Party or any of its Affiliates or its and its Affiliates’ Representatives is otherwise required to disclose Confidential Information under any applicable law, rule, regulation, order, request, or demand by a governmental, judicial, regulatory, self-regulatory, or stock exchange authority (in which case the Receiving Party or such Affiliate shall, to the extent practicable and permitted by such applicable law, (i) inform the Disclosing Party promptly in advance thereof and (ii) take reasonable steps to minimize disclosure and ensure that any information so disclosed is afforded confidential treatment); and (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable law (in which case the Receiving Party or such Affiliate shall to the extent practicable and permitted by applicable law, (i) inform the Disclosing Party promptly in advance thereof and furnish only that portion of the Confidential Information that is required to be disclosed, (ii) reasonably cooperate with the Disclosing Party, at the Disclosing Party’s sole cost and expense, in any effort by the Disclosing Party to limit such disclosure or request confidential treatment with respect thereto and (iii) allow the Disclosing Party a reasonable opportunity to object to such disclosure in such proceeding at the Disclosing Party’s sole cost and expense). The Receiving Party agrees to not use the Confidential Information (in whole or in part) other than exclusively in connection with the purpose of this Agreement and to exercise the same security precautions and degree of skill and care in relation to the Disclosing Party’s Confidential Information that the Receiving Party exercises in relation to its own confidential information (and, in any event, reasonable protection). In addition to all other remedies available at law, the Disclosing Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 13. For the avoidance of doubt, nothing in this Section 13 shall prohibit any Person from voluntarily disclosing or providing any Confidential Information within the scope of this confidentiality provision to any governmental, regulatory organization to the extent that any such prohibition on disclosure set forth in this Section 13 shall be prohibited by the laws or regulations applicable to the Receiving Party. The respective obligations of the Receiving Party under this Section 13 shall survive (x) the termination of the Base Term, and (y) any assignment of the Receiving Party’s rights and obligations under this Agreement. 14. Assignment. Subject to the restriction on assignment contained in this Section 14, each FSA and related Financing Documents shall inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, including, without limitation, each Person or entity who becomes bound hereto or thereto as a “new debtor” as set forth in the UCC or the PPSA, as applicable. (a) Borrower Assignment. BORROWER SHALL NOT, WITHOUT ADMINISTRATIVE AGENT’S PRIOR WRITTEN CONSENT (SUBJECT TO PRIOR WRITTEN CONSENT OF THE REQUIRED SECURED PARTIES), (i) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE FSA AND RELATED FINANCING DOCUMENTS, EQUIPMENT OR ANY INTEREST THEREIN, (ii) RENT, LEASE, OR LEND EQUIPMENT TO ANYONE OTHER THAN BORROWER OR BORROWER’S AFFILIATES OR A CUSTOMER PURSUANT TO A CUSTOMER AGREEMENT, OR (iii) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN BORROWER’S OR BORROWER’S AFFILIATES’ QUALIFIED EMPLOYEES AND AGENTS OR A CUSTOMER PURSUANT TO A CUSTOMER AGREEMENT. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS AGREEMENT SHALL RESTRICT OR PROHIBIT BORROWER FROM OFFERING AND CONTRACTING TO PROVIDE

20 DATA CENTER, COMPUTE OR CLOUD SERVICES TO CUSTOMERS USING THE EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, ARRANGEMENTS UNDER WHICH A CUSTOMER ACCESSES THE EQUIPMENT FOR ITS OWN WORKLOADS ON A BARE METAL COLOCATION OR CLOUD MANAGED BASIS. NOTWITHSTANDING THE FOREGOING, IF A CUSTOMER AGREEMENT WILL RESULT IN A CUSTOMER HAVING PHYSICAL CONTROL OF ANY EQUIPMENT OR OTHER COLLATERAL, BORROWER SHALL, PRIOR TO GIVING SUCH CUSTOMER PHYSICAL CONTROL, OBTAIN FROM SUCH CUSTOMER A WRITTEN WAIVER AND ACKNOWLEDGMENT, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT, ACKNOWLEDGING THE COLLATERAL AGENT’S SECURITY INTEREST IN SUCH EQUIPMENT OR OTHER COLLATERAL AND WAIVING ANY LIEN, RIGHT OF DISTRAINT OR OTHER CLAIM OF SUCH CUSTOMER THERETO, AND SHALL PROMPTLY DELIVER A COPY OF SUCH WAIVER AND ACKNOWLEDGMENT TO THE ADMINISTRATIVE AGENT. (b) Lender Transfer. Without changing Borrower’s rights or obligations hereunder, a Lender (each, an “Assigning Lender”) may, at any time, sell, transfer, assign and/or grant a security interest in all or any part of Assigning Lender’s interest in each FSA and related Financing Documents and corresponding interest in the Equipment (each, a “Lender Transfer”); provided that (i) transfers to Disqualified Institutions pursuant to clauses (a), (b) (to the extent identified in Part A-1 of the Disqualified Institution List), (d) (to the extent relating to the foregoing clause (b)) and (e), in each case, of the definition of Disqualified Institution, shall be restricted at all times, and shall be void, (ii) transfers to Disqualified Institutions pursuant to clause (b) (to the extent identified in Part A-2 of the Disqualified Institution List) and (d) to the extent relating to the foregoing clause (b)), in each case, of the definition of Disqualified Institution, shall be restricted, and shall be void, unless made at a time when a Default has occurred and is continuing and (iii) transfers to Disqualified Institutions pursuant to clause (c) (to the extent identified in Part B of the Disqualified Institution List) and (d) (to the extent relating to the foregoing clause (c)), in each case, of the definition of Disqualified Institution, shall be restricted, and shall be void, unless made at a time when a Material Default has occurred and is continuing. Any purchaser, transferee, assignee or secured party of an Assigning Lender that is not a Disqualified Institution (subject to the immediately preceding sentence) (each, a “Lender Assignee”) shall have and may exercise such rights of Lender hereunder which are the subject of the Lender Transfer. Except with respect to a collateral assignment, securitization or other assignment to an Affiliate of a Lender, or participation transaction to a Designated Lender Assignee, as described below, Assigning Lender shall give Borrower written notice of any Lender Transfer (including Lender Assignee’s name and address, e-mail address for notices at least five (5) Business Days prior to the effective date of the Lender Transfer). Such notice shall be accompanied by written confirmation from Lender Assignee to Borrower that it accepts the assignment and agrees to assume Assigning Lender’s obligations hereunder. ASSIGNING LENDER AND BORROWER AGREE THAT (I) LENDER ASSIGNEES, OTHER THAN DESIGNATED LENDER ASSIGNEES (DEFINED BELOW) WILL ASSUME ALL OF ASSIGNING LENDER’S OBLIGATIONS HEREUNDER, (II) DESIGNATED LENDER ASSIGNEES (DEFINED BELOW), WILL NOT ASSUME ANY OF THE OBLIGATIONS OF ASSIGNING LENDER UNDER THE FSA AND RELATED FINANCING DOCUMENTS (SUCH OBLIGATIONS WILL REMAIN OBLIGATIONS OF ASSIGNING LENDER ON BEHALF OF ITSELF AND SUCH DESIGNATED LENDER ASSIGNEES), (III) SUBJECT TO RECEIPT OF ANY NOTICE REQUIRED HEREIN, BORROWER SHALL PAY ALL ASSIGNED PAYMENTS DUE UNDER THE FSA AND RELATED FINANCING DOCUMENTS UNCONDITIONALLY, WITHOUT OFFSET EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS THEREOF, AND (IV) SUBJECT TO RECEIPT OF ANY NOTICE REQUIRED HEREIN, SUCH PAYMENTS SHALL BE PAYABLE NOTWITHSTANDING ANY SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT BORROWER MAY HAVE AGAINST ASSIGNING LENDER; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE BORROWER FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. Following a Lender Transfer, the term “Lender” herein and in the FSA and related Financing Documents shall also include or refer to each Lender Assignee. A Lender Transfer will not increase or otherwise change Borrower’s and any Lender’s rights and obligations hereunder (including, without limitation, Borrower’s obligations with respect to Indemnified Taxes, which shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such Lender Transfer, except to the extent such greater amounts results from a change in law that occurs after the Lender Transfer

21 was made), all of which will continue in full force and effect on the terms and conditions herein. In the case of (i) a collateral assignment of the FSA and related Financing Documents and corresponding interest in the Equipment by an Assigning Lender to one or more of its lenders (but not a further assignment by any lenders upon enforcement), (ii) a securitization or other assignment by an Assigning Lender to an affiliate of such Assigning Lender, or (iii) a participation of some or all of an Assigning Lender’s interest in the FSA and related Financing Documents and corresponding interest in the Equipment (each such Lender Assignee, a “Designated Lender Assignee”), it is agreed that, except as otherwise set forth herein, Borrower will not be entitled to notice thereof and the Borrower will not be required to acknowledge any such collateral assignment, securitization, or participation. (c) Lender Transfer Certificate, Delivery and Notification, Effective Date. (i) Assigning Lender shall deliver to the Administrative Agent and Borrower a completed certificate in the form set out in ANNEX 3 with any modifications approved or required by the Administrative Agent (a “Lender Transfer Certificate”) executed by the Assigning Lender and the Lender Assignee. Notwithstanding the foregoing, any rights and obligations of the Assigning Lender in its capacity as Administrative Agent or Collateral Agent shall be determined in accordance with Section 42. (ii) As soon as reasonably practicable after a Lender Transfer Certificate is delivered to the Administrative Agent, it shall (unless it has reason to believe that the Lender Transfer Certificate may be defective): (1) sign the Lender Transfer Certificate on behalf of itself, the Collateral Agent and each of the other Lenders; (2) on behalf of the Lender Assignee, send to the Borrower and Guarantor letters or Emails notifying them of the Lender Transfer Certificate and attaching a copy of it; (3) send to the Lender Assignee copies of the letters or Emails sent under subsection (2), but the Administrative Agent shall only be obliged to execute a Lender Transfer Certificate delivered to it by the Assigning Lender and the Lender Assignee once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations to the transfer to that Lender Assignee. Each of the Collateral Agent and the Lenders irrevocably authorizes the Administrative Agent to sign Lender Transfer Certificates on its behalf. (iii) A Lender Transfer Certificate becomes effective on the date specified in the Lender Transfer Certificate as its effective date, provided that it is signed by the Administrative Agent under Section 14(c)(ii) hereof on or before that date. Except as provided in Section 14(d) hereof, no assignment or transfer of any right or obligation of a Lender under any Financing Document is binding on, or effective in relation to, the Borrower, the Guarantor, the Administrative Agent or the Collateral Agent unless it is affected, evidenced or perfected by a Lender Transfer Certificate. (d) Lender re-organization; waiver of Lender Transfer Certificate. If a Lender enters into any merger, de-merger or other reorganization as a result of which all its rights or obligations vest in a successor, the Administrative Agent may, if it sees fit, by notice to the successor and the Borrower and the Guarantor waive the need for the execution and delivery of a Lender Transfer Certificate and, upon service of the Administrative Agent’s notice, the successor shall become a Lender with the same Contribution as were held by the predecessor Lender. (e) Effect of Lender Transfer Certificate. The effect of a Lender Transfer Certificate is as follows: (i) to the extent specified in the Lender Transfer Certificate, all rights and interests (present, future or contingent) which the Assigning Lender has under or by virtue of the Financing Documents are assigned to the Lender Assignee; (ii) the Assigning Lender’s commitment (if any) with respect to its Contribution is discharged to the extent specified in the Lender Transfer Certificate and assumed by the Lender Assignee;

22 (iii) the Lender Assignee becomes a Lender with the Contribution previously held by the Assigning Lender and a commitment (if any) of an amount specified in the Lender Transfer Certificate; (iv) the Lender Assignee becomes bound by all the provisions of the Financing Documents, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Administrative Agent and the Collateral Agent and, to the extent that the Lender Assignee becomes bound by those provisions (other than those relating to exclusion of liability), the Assigning Lender ceases to be bound by them; (v) any part of the Loan which the Lender Assignee advances after the Lender Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the Assigning Lender, assuming that any defects in the Assigning Lender’s title and any rights of the Borrower or Guarantor (including but not limited to any right of set off and any other kind of cross-claim) against the Assigning Lender had not existed; (vi) the Lender Assignee becomes entitled to all the rights under the Financing Documents which are applicable to the Lenders generally, and to the extent that the Lender Assignee becomes entitled to such rights, the Assigning Lender ceases to be entitled to them; and (vii) in respect of any breach of a warranty, undertaking, condition or other provision of a Financing Document or any misrepresentation made in or in connection with a Financing Document, the Lender Assignee shall be entitled to claim against the Borrower with respect to the Liability incurred by it (subject to the limitations in Section 22) as a result of the breach or misrepresentation, irrespective of whether the Assigning Lender would have incurred a Liability of that kind or amount. (f) Maintenance of register of Lenders. During the term hereof, the Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register in which it shall record the name, Contribution and administrative details (including the Lending Office) from time to time of each Lender holding a Lender Transfer Certificate and the effective date (in accordance with Section 14(c)) of the Lender Transfer Certificate; and the Administrative Agent shall make the register available for inspection (including by Email) by any Lender, the Collateral Agent and the Borrower during normal business hours, subject to receiving at least three (3) Business Days’ prior notice. (g) Reliance on register of Lenders. The entries on the Administrative Agent’s register in Section 14(f) hereof shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Contributions and the effective dates of Lender Transfer Certificates and may be relied upon by the Administrative Agent and the other parties to the Financing Documents for all purposes relating to the Financing Documents. (h) Registration Fee. In respect of any Lender Transfer Certificate, the Administrative Agent shall be entitled to recover a registration fee of $0 from the Assigning Lender or (at the Administrative Agent’s option) the Lender Assignee. (i) Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights under or in connection with the Financing Documents to any Person that is not a Disqualified Institution without the consent of (but upon written notice to \) the Borrower, the Guarantor, the Administrative Agent or the Collateral Agent; and the Lenders may assign, in any manner and terms agreed by the Required Secured Parties, the Administrative Agent and the Collateral Agent, all or any part of those rights to an insurer or surety who has become subrogated to them. (j) Change of Lending Office. A Lender may change its Lending Office by giving notice to the Administrative Agent and the change shall become effective on the later of: (1) the date on which the Administrative Agent receives the notice; and (2) the date, if any, specified in the notice as the date on which the change will come into effect. On receiving such a notice of a change of Lending Office, the

23 Administrative Agent shall notify the Borrower and the Collateral Agent; and, until the Administrative Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the Lending Office of which the Administrative Agent last had notice. A change in Lending Office will not increase Borrower’s obligations hereunder, all of which will continue in full force and effect on the terms and conditions herein. 15. Risk of Loss; Damage to Equipment. (a) Borrower shall bear the entire risk of loss (including, without limitation, theft, confiscation, seizure, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, at all times. No such loss shall relieve Borrower of the obligation to make Payments or any other obligation under the related FSA unless all Payments due and owing under the FSA with respect to such Equipment have been paid to the Administrative Agent (for and on behalf of Financing Parties). (b) If any Equipment is lost, stolen or damaged beyond repair, confiscated, seized or the use and/or title thereof requisitioned to someone other than Borrower (any such event being a “Casualty Occurrence” and such Equipment being “Casualty Equipment”), Borrower shall promptly (and in any event within ten (10) Business Days) notify Administrative Agent of any such Casualty Occurrence involving Equipment in an amount in excess of $50,000,000 (individually or in the aggregate). Provided that no Material Default has occurred and is continuing, then, on or before the next Payment Date that falls at least 180 days after the occurrence of the Casualty Occurrence, Borrower shall, at its option, either (i) as long as the net insurance proceeds projected to be received from such Casualty Occurrence are less than $750,000,000 (taken as a whole, together with any other Casualty Occurrence), replace the Casualty Equipment with equipment (which may be ordered from a Supplier or replaced from Borrower’s own inventory, provided that such replacement Equipment is free and clear of all liens and encumbrances except Permitted Liens) that is of substantially equivalent or better quality, value, remaining useful life and utility as the replaced Casualty Equipment immediately preceding the Casualty Occurrence, assuming such replaced Casualty Equipment was in the condition required by the FSA and related Financing Documents or (ii) make a Mandatory Prepayment of the Loans and the Notes on a Pro Rata Basis in proportion to the value of the Casualty Equipment relative to the value of all of the Equipment as of the date of the applicable Schedule(s), together with the applicable Prepayment Premium; provided that insurance proceeds reinvested pursuant to the foregoing clauses (i) and (ii) shall not be subject to or count against the applicable threshold to the extent the Guarantor has contributed an equal amount of cash to the Borrower to fund such reinvestment. If the Casualty Equipment is replaced when and as required herein, Borrower shall deliver or cause the Supplier thereof to deliver to Borrower a bill of sale for such equipment free and clear of all liens and encumbrances other than Permitted Liens (which Borrower will send to the Administrative Agent within five (5) Business Days of replacement), and such replacement equipment shall become Equipment subject to the applicable FSA and related Financing Documents. Upon the Administrative Agent’s receipt of a copy of the bill of sale for the replacement Equipment or the prepayment of the Loans or Notes when and as required herein, Creditor Parties’ lien and security interest in the Casualty Equipment will be automatically released and the Collateral Agent will provide any requested release or no-interest letter and file any financing statement amendments, discharges or terminations reasonably requested in connection therewith. Following such replacement or prepayment in respect of the Casualty Equipment, any insurance proceeds related thereto shall be received and retained by Borrower. 16. Insurance. (a) Borrower shall, at all times during the Term of each FSA and at Borrower’s own cost and expense, maintain or cause to be maintained insurance in accordance with prudent industry practice for data center operations of the type, size, location and exposure of the Borrower’s business, including (i) property insurance against all risks of direct physical loss or damage to Equipment on a replacement cost basis of settlement and with a loss limit not less than the greater of the maximum foreseeable loss for all assets at the location insured under the property policy or $1,500,000,000 each and every occurrence for customary all risk perils except aggregate sublimits for earthquake and flood, sufficient to cover the greater of the 1-in-500 year probable maximum loss or $250,000,000, (ii) commercial general liability insurance (including blanket contractual liability and products liability coverage) for personal and bodily injury and property damage in an amount not less than $10,000,000 per occurrence and in the aggregate, and (iii) such other insurance as is customary for similar operations including tech E&O and cyber liability. In

24 no event shall the insurance program maintained by Borrower be less favorable in scope, limits or deductibles than the insurance program in effect on the date of this Agreement. All insurance policies required hereunder shall be issued by companies with a rating of “A”, S&P, “A-” or better by A.M. Best Company, Inc. (or an equivalent rating from a nationally recognized rating agency). Within sixty (60) days after the date hereof, Borrower shall purchase terrorism and sabotage insurance for a limit not less than $1,500,000,000, which shall be in form and substance that is prudent industry practice for data center operations of the type, size, location and exposure of the Borrower’s business or otherwise reasonably acceptable to the Administrative Agent. (b) Without limiting the generality of the foregoing, each policy required hereunder shall provide that: (i) the Collateral Agent (and its successors and assigns) is noted as the sole loss payee as its interest may appear on all first party property damage and time element proceeds maintained for the Colocation Agreement site (or any other site where the Equipment of the Borrower is located) for proceeds where there has been damage to Landlord’s assets and the Equipment of the Borrower and when there has been damage to the Landlord’s assets resulting in a time element claim or for any contingent time element claim impacting the Equipment of the Borrower; (ii) the Collateral Agent (and its successors and assigns) (on behalf of each Lender and each other Creditor Party) is named as an additional insured on liability insurance policies (with the exception of workers’ compensation, if applicable); (iii) coverage is provided on a primary and non-contributory basis and shall not seek contribution from policies maintained by any Creditor Party; (iv) a waiver of subrogation in favor of the Creditor Parties is included; (v) a severability of interest or separation of insureds clause (with no material exclusions for cross-liability) is included; (vi) all property insurance includes the IBC standard mortgage clause (or equivalent) reasonably satisfactory to the Collateral Agent; and (vii) no policy shall be cancelled without at least thirty (30) days’ (or, in the case of non-payment of premium, ten (10) days’) prior written notice to the Administrative Agent. (c) Insurance Proceeds. The Borrower shall cause all proceeds of the insurance required to be maintained under clause (a) above with respect to any Casualty Occurrence (i) which proceeds are expected to exceed $50,000,000 but to be less than $175,000,000 to be deposited into a segregated deposit account (the “Springing Insurance Proceeds Account”) over which the Collateral Agent will hold, subject to the immediately preceding sentence, a perfected first-priority lien or (ii) which proceeds are expected to equal or exceed $175,000,000 to be deposited into a segregated blocked deposit account (the “Blocked Insurance Proceeds Account”, together with the Springing Insurance Proceeds Account, individually and collectively, as the context may require, the “Insurance Proceeds Accounts”) over which the Collateral Agent will hold, subject to the immediately preceding sentence, a perfected first-priority lien. No later than sixty (60) days after the earlier of the date on which (i) the Collateral Agent reasonably requests so in writing and (ii) Borrower becomes aware that an insurance claim is reasonably expected to be paid within 120 days, the Borrower shall promptly execute and deliver a control agreement (or take such other steps as may be necessary) to perfect the Collateral Agent’s security interest in the Insurance Proceeds Accounts. Without limitation of the foregoing, within ninety (90) days after the date hereof, the Borrower shall open a Blocked Insurance Proceeds Account and obtain a blocked account control agreement in respect thereof. The Collateral Agent shall, promptly (and in any event within two (2) Business Days) upon Borrower’s request, instruct the applicable account bank to make transfers from the Insurance Proceeds Account for any purpose permitted or not prohibited herein in accordance with Borrower’s instruction. (d) Evidence of Insurance; Right to Claim. On or prior to the first funding date and annually thereafter (and upon each renewal or replacement of a required policy), Borrower shall deliver to the Administrative Agent certificates of insurance and, upon request, complete copies of applicable policies (redacted as appropriate), together with a statement from Borrower’s authorized insurance representative confirming compliance with this Section 16 and that all premiums then due have been paid. Borrower shall have the exclusive right to make, prosecute, negotiate and settle all insurance claims. If Borrower fails to pursue or prosecute any material claim relating to the Collateral within a reasonable period following written notice from the Collateral Agent, the Collateral Agent may, solely to the extent necessary to protect its interest in the Collateral, make proofs of loss, pursue such claim and receive insurance proceeds attributable to the Collateral, in each case as the Collateral Agent’s interests may appear. Each insurance required to be maintained under clause (a) above shall provide that insurance thereunder shall continue in

25 full force and effect notwithstanding any bankruptcy, insolvency, receivership or similar proceeding affecting the Borrower. (e) General. Borrower shall require Landlord to maintain customary insurance. If any insurance required under clause (a) is not available on commercially reasonable terms, Borrower may request a waiver from the Required Secured Parties, which shall not be unreasonably withheld, conditioned or delayed, subject to delivery of a written certification from an independent insurance broker of national standing confirming such unavailability; any such waiver shall automatically expire upon such insurance again becoming available on commercially reasonable terms. No provision of this Section 16 shall impose on any Creditor Party any duty to verify the existence or adequacy of the Borrower’s insurance, and no failure by any Creditor Party to pursue or obtain evidence of insurance shall constitute a waiver of any insurance requirement hereunder. (f) Unless a Material Default has occurred and is continuing, insurance proceeds received in respect of damage to the Equipment, including a Casualty Occurrence, shall first be made available to the Borrower to repair or replace the damaged Equipment, provided the Borrower elects to repair or replace such Collateral in accordance with Section 15(b). Subject to the immediately preceding sentence, amounts on deposit in the Insurance Proceeds Account shall be applied for the purposes set forth in Section 15(b) and, after any replacement or Mandatory Prepayment set forth therein, any purpose not prohibited under this Agreement (including transfers to other accounts of the Borrower). 17. Taxes. (a) Withholding; Indemnified Taxes. (i) For purposes of this Section 17(a), the term “applicable law” includes FATCA. (ii) Any and all payments by or on account of any obligation of Borrower or Guarantor under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or Guarantor, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 17(a)) the applicable Creditor Party receives an amount equal to the sum it would have received had no such deduction or withholding been made. (iii) Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (iv) Borrower and Guarantor shall jointly and severally indemnify each Creditor Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 17(a)) payable or paid by such Creditor Party or required to be withheld or deducted from a payment to such Creditor Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Financing Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (v) Each Financing Party shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Financing Party (but

26 only to the extent that Borrower and Guarantor have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and Guarantor to do so), and (ii) any Excluded Taxes attributable to such Financing Party, in each case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Financing Party by the Administrative Agent shall be conclusive absent manifest error. Each Financing Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Financing Party under any Financing Document or otherwise payable by the Administrative Agent to the Financing Party from any other source against any amount due to the Administrative Agent under this Section 17(a)(v). (vi) As soon as practicable after any payment of Taxes by Borrower or Guarantor to a Governmental Authority pursuant to this Section 17(a), Borrower or Guarantor, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (vii) Any Financing Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Financing Party, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Financing Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Financing Party’s reasonable judgment such completion, execution or submission would subject such Financing Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Financing Party. Each Financing Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do. (viii) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 17(a) (including by the payment of additional amounts pursuant to this Section 17(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 17(a) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 17(a)(viii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 17(a)(viii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 17(a)(viii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 17(a)(viii) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

27 (ix) Each party’s obligations under this Section 17(a) shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Financing Party, the termination of the Financing Parties’ commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document. (b) Mitigation Obligations; Replacement Lenders. If any Financing Party requires the Borrower or the Guarantor to pay any Indemnified Taxes or additional amounts to any Financing Party or any Governmental Authority for the account of any Financing Party under Section 17(a), then such Financing Party shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Financing Party, such designation or assignment (i) would eliminate or reduce amounts payable in the future pursuant to Section 17(a), and (ii) would not subject such Financing Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Financing Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Financing Party in connection with any such designation or assignment. (i) If the Borrower or Guarantor is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 17(a) and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 17(b)(i), or if any Financing Party is a Defaulting Financing Party or a Non-Consenting Financing Party, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 17(a)) and obligations under this Agreement and the related Financing Documents to a Lender Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (A) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 14(h); (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder and under the related Financing Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees, but excluding any Prepayment Premium, unless assignment results from a requirement to pay Indemnified Taxes, in which case the Prepayment Premium shall be payable) or the Borrower (in the case of all other amounts); (C) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 17(a), such assignment will result in a reduction in such compensation or payments thereafter; (D) such assignment does not conflict with applicable law; (E) in the case of any assignment resulting from a Financing Party becoming a Non-Consenting Financing Party, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and (F) a Financing Party shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Financing Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

28 (c) To the extent applicable, Borrower is the owner of the Equipment and will list itself as owner of all Equipment for property tax purposes and will promptly file and pay all such property taxes when due. (d) BORROWER HEREBY ACKNOWLEDGES THAT NO CREDITOR PARTY HAS MADE, AND EACH CREDITOR PARTY HEREBY DISCLAIMS, ANY ADVICE, REPRESENTATIONS, WARRANTIES AND COVENANTS, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO ANY LEGAL, ECONOMIC, ACCOUNTING, TAX OR OTHER EFFECTS OF THE FINANCING DOCUMENTS THAT IS NOT SPECIFICALLY STATED IN THIS AGREEMENT, AND BORROWER HEREBY DISCLAIMS ANY RELIANCE ON ANY SUCH WARRANTIES, STATEMENTS OR REPRESENTATIONS MADE BY ANY CREDITOR PARTY OUTSIDE OF WHAT IS SPECIFICALLY STATED IN THIS AGREEMENT. 18. Creditor Party’s Right to Perform for Borrower. Following the occurrence and during the continuance of any Default, or any event or a condition which, with the giving of notice or the passage of time, would constitute a Default, Administrative Agent (with written consent of all of the Financing Parties) may, upon providing the Borrower at least three (3) Business Days’ prior written notice, but shall not be obligated to, itself perform any obligations contained in the Financing Documents which Borrower has failed to perform, and the amount of the reasonable costs and expenses of Administrative Agent and any other Creditor Party incurred in connection with such performance, together with interest on such amount at the lesser of the Default Rate or the maximum permitted by applicable law, shall be payable by Borrower to Administrative Agent (for and on behalf of Creditor Parties) upon demand. No such performance by Administrative Agent or any other Creditor Party shall be deemed a waiver of any rights or remedies of Administrative Agent or any other Creditor Party or be deemed to cure the default of Borrower under the Financing Documents. 19. Personal Property; Liens. Borrower represents and warrants that the Equipment is, and shall at all times remain, fully removable personal property, notwithstanding any affixation or attachment to real property or improvements. Borrower shall at all times keep the Equipment free and clear from all liens, claims, charges, and encumbrances of any kind or nature other than Permitted Liens. If, in violation of the foregoing covenant, any prohibited lien or encumbrance shall attach to Equipment, Borrower shall (i) give Administrative Agent prompt (but in any event within three (3) Business Days) written notice thereof and (ii) promptly, at Borrower’s sole cost and expense, take such action as may be necessary to discharge the same. 20. Default; Remedies. (a) As used in the Financing Documents, the term “Default” means any of the following events: (i) Borrower fails to make any Payment or other amount due under an FSA within 30 days after the same shall have become due; (ii) Borrower, Guarantor or any Significant Subsidiary voluntarily makes a general assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator, liquidator, administrator, receiver and manager, controller or similar officer of Borrower, Guarantor or any Significant Subsidiary or of all or a substantial part of such Person’s assets is appointed with or without the application or consent of such Person (or Borrower, Guarantor or another Significant Subsidiary) and if without the consent of any of such Persons, is not dismissed within 60 days after such appointment; (iv) a petition is filed by or against Borrower, Guarantor or any Significant Subsidiary under any bankruptcy, insolvency or similar Debtor Relief Law and the petition is not dismissed, discharged or stayed within sixty (60) days after filing; (v) Borrower or Guarantor violates or fails to perform any provision of the Financing Documents not otherwise addressed by this Section 20(a) in any material respect (or, to the extent any such provision itself is qualified by “materiality” or similar qualifier, in any respect) and, except in the case of Section 24(v), such violation or failure remains uncured for 30 days from the earlier

29 of (x) the date that Borrower or Guarantor has knowledge that such violation has occurred and (y) the date on which Administrative Agent notifies Borrower of the same in writing; (vi) Borrower, Guarantor or a Significant Subsidiary: (A) fails to make any payment of principal or interest in an amount in excess of $75,000 in respect of any Other Obligation when due (after giving effect to any applicable grace period) and such failure remains uncured for the later of: (x) the end of such grace period and (y) 15 days after such due date, or (B) violates or fails to perform any other provision to which it is subject under any Other Obligation and such default results in such Other Obligation being declared due and payable before its stated maturity, in each case, only if the aggregate principal balance then outstanding under such Other Obligation exceeds $250,000,000; (vii) an event of default (howsoever described) occurs under any Designated Other Obligation and such event of default results in such Designated Other Obligation being declared due and payable before its stated maturity; (viii) the Supplier (as defined in the Microsoft Contract) under the Microsoft Contract fails to be a wholly owned Subsidiary of Guarantor; (ix) any warranty or representation made by Borrower or Guarantor in the Financing Documents proves to have been false or misleading when made in any material respect (or, to the extent any such representation and warranty itself is qualified by “materiality” or similar qualifier, in any respect) (and, if curable, remains uncured for a period of 30 days from the earlier of (x) the date that Borrower or Guarantor has knowledge that such violation has occurred and (y) the date on which Administrative Agent notifies Borrower of the same in writing); (x) [reserved] (xi) Borrower, Guarantor or a Significant Subsidiary is dissolved, other than a solvent dissolution of a Significant Subsidiary in which the assets of such Significant Subsidiary are distributed to Borrower, Guarantor or another Significant Subsidiary; (xii) any filing by Borrower or any Guarantor or any Significant Subsidiary or any of their respective agents of a termination statement for any financing statement filed by Collateral Agent while any obligations are owed by Borrower under the Financing Documents; (xiii) Borrower or Landlord defaults under any real estate lease or mortgage relating to a location at which items of Equipment are located, but only if no non-disturbance agreement, landlord or mortgagee waiver, access agreement or similar agreement is in effect and the applicable landlord or, mortgagee has commenced exercise of remedies that will adversely affect the security interest of the Collateral Agent in such Equipment; or (xiv) Borrower fails at any time to have or maintain insurance as required by the Financing Documents, or Borrower fails to deliver proof of insurance to Administrative Agent as required by the Financing Documents and such failure to deliver proof of insurance shall remain uncured for a period of ten (10) Business Days from the date on which Administrative Agent notifies Borrower of the same. (b) Upon the occurrence of a Default that is continuing, Administrative Agent may, and if so instructed by the Required Secured Parties, the Administrative Agent shall, do one or more of the following as Required Secured Parties in their sole discretion shall elect with respect to each or any FSA then in Default: (i) proceed by appropriate court action to enforce performance by Borrower of the related FSA or to recover damages for the breach thereof; (ii) cause Borrower, at its expense, to promptly return the

30 Equipment to Collateral Agent at such place as Administrative Agent (acting reasonably) may designate in writing; (iii) by notice in writing to Borrower, cancel or terminate the related FSA and other Financing Documents related thereto, without prejudice to any other remedies; (iv) subject to any applicable access agreement, enter upon the premises of Borrower or other premises where any Equipment is located and, without notice to Borrower and with or without legal process, take possession of and remove all or any such Equipment without liability to Borrower by reason of such entry or taking possession, and without such action constituting a cancellation or termination of the FSA and other Financing Documents related thereto unless Administrative Agent notifies Borrower in writing to such effect; (v) by notice in writing to Borrower, accelerate and declare to be immediately due and payable the Loans under such FSA and other Financing Documents related thereto without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Borrower), at which time the same shall become immediately due and payable; (vi) sell Equipment and/or Collateral at public or private sale or hold, keep idle or lease to others the same, free of any right or equity of redemption in Borrower, which right or equity is hereby waived and released; (vii) apply any deposit or other cash collateral or sale or remarketing proceeds of any Collateral to such FSA at any time to reduce any amounts due to Financing Parties; (viii) [reserved]; (ix) appoint by instrument in writing any person or persons (whether an officer or employee of any Creditor Party or not) to be a receiver, manager, interim receiver, or receiver and manager (collectively, “Receiver”) or apply to a court of competent jurisdiction for the appointment of a Receiver, in each case, of the Collateral or any part of the Collateral and remove or replace any person so appointed and in each case, any Receiver so appointed shall have, in addition to any other powers afforded by the law, the same powers and authorities afforded to Creditor Parties hereunder; and (x) exercise any other right or remedy available to Creditor Parties under applicable law, including as a secured party under the UCC or the PPSA. In addition, Borrower shall be liable for all costs and expenses related to any Default as set forth in Section 23. Except for the notice provided in Section 20(b)(v), notice of Creditor Parties’ intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Borrower and any Guarantor. Interest on the Loans under any FSA and Notes under the Note Purchase Agreement shall accrue at the lesser of the Default Rate or the maximum rate allowed by applicable law, from the date declared due until paid in full. Any Mandatory Prepayment or Voluntary Prepayment of the Loans or Notes, including any acceleration of the Loans or Notes pursuant to Section 20(b)(v), shall be subject to payment by Borrower of the applicable Prepayment Premium, specified in the Schedule, in addition to the outstanding principal, accrued interest and other amounts then due and payable. Creditor Parties’ recovery hereunder shall in no event exceed the maximum recovery permitted by applicable law. Notwithstanding the foregoing, upon the occurrence of any Default described in Section 20(a)(ii), Section 20(a)(iii) or Section 20(a)(iv), in each case, with respect to the Borrower or the Guarantor, all Obligations shall automatically become immediately due and payable without any declaration or other act on the part of any Creditor Party or other Secured Party. (c) Upon termination or cancellation of an FSA and Financing Documents related thereto in connection with a Default, if Borrower has not indefeasibly paid all amounts due and owing to Creditor Parties under the Financing Documents, Borrower, at its sole expense, shall de-install, assemble, pack properly and in accordance with the manufacturer’s instructions under the supervision of Persons acceptable to Administrative Agent (subject to approval of all of the Required Secured Parties) (including, but not limited to, labeling of all components and hardware), and return to Collateral Agent all, but not less than all, Equipment by delivering the Equipment to and unloading it at such location or with such carrier as Administrative Agent (subject to approval of all of the Required Secured Parties) shall specify. Borrower agrees that (i) Equipment, when returned, shall be in the condition required by the FSA and other Financing Documents related thereto, and (ii) upon Administrative Agent’s request, Borrower will obtain from the manufacturer (or other maintenance service provider previously approved by Administrative Agent (subject to approval of all of the Required Secured Parties) or manufacturer) a certificate stating that such Equipment qualifies for full maintenance service at the standard rates and terms then in effect. When returned, all data and other information stored on hard drives and other media storage devices (“Stored Data”) shall have been securely overwritten and destroyed beyond recovery using advanced wiping techniques (such process being referred to as “Data Erasure”). If Data Erasure is not technically feasible, Borrower may remove and destroy the applicable hard drives and other media devices, and in such event the drives and devices shall be deemed to have suffered a Casualty Occurrence and shall be subject to the provisions hereof. If any Secured Party intends to seize and remove any Equipment from the Borrower’s location, it

31 shall provide Borrower at least two Business Days’ prior notice (it being understood that any notice provided pursuant to the Access Agreement shall satisfy the foregoing notice requirement, unless and until the Landlord ceases to be an Affiliate), and the Borrower shall ensure that a Data Erasure process is undertaken with respect to all of the applicable Equipment. If, in the reasonable opinion of Administrative Agent, any Equipment fails to meet the standards set forth above, Borrower agrees to pay, on demand, all costs and expenses incurred in connection with the repairing and restoring of such Equipment so as to meet such standards. (d) If a Default occurs and is continuing, Borrower hereby agrees that 10 days’ prior written notice to Borrower of any public sale or of the time after which a private sale may be negotiated shall be conclusively deemed reasonable notice. None of Creditor Parties’ rights or remedies under the FSA and the other Financing Documents or applicable law are intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to in the FSA and the other Financing Documents related or otherwise available to Creditor Parties at law or in equity, and no express or implied waiver by any Creditor Party of any Default shall constitute a waiver of any other Default or a waiver of any of the rights of any of the Creditor Parties. (e) With respect to any exercise by Collateral Agent of its right to recover and/or dispose of any Equipment or any Collateral, Borrower acknowledges and agrees that Collateral Agent may (and if so instructed by the Administrative Agent shall) dispose of the same on an “AS-IS, WHERE-IS” basis, in compliance with applicable law and with such preparation, if any, as Administrative Agent (subject to prior written consent of all of the Financing Parties) determines to be commercially reasonable. Borrower shall remain liable for any deficiency in the disposition of the Equipment or Collateral, and any purchase by any Financing Party of the applicable Equipment or Collateral may be through a credit to some or all of Borrower’s obligations under any FSA and other Financing Documents related thereto. If the proceeds of any sale or other disposition of the Collateral exceed the amount necessary to satisfy all Secured Obligations (including all principal, accrued interest, fees, costs, and expenses payable to the Creditor Parties under the Financing Documents), the Collateral Agent shall promptly remit such surplus to the Borrower (or as otherwise required by applicable law). No Creditor Party has any obligation to marshal any of the Collateral. 21. Notices. All notices and other communications under the Financing Documents shall be in writing and, if directed to a Creditor Party, shall be transmitted by hand or electronic mail (“Email”), overnight courier, or certified mail (return receipt requested), US postage prepaid and, if directed to Borrower, shall be transmitted by Email to the Email addresses noted in ANNEX 1. Such notices and other communications shall be addressed to the respective party at the address or Email address set forth in ANNEX 1 or at such other address or Email address as any party may, from time to time, designate by notice duly given in accordance with this Section 21. Such notices and other communications shall be effective upon the earlier of receipt or 3 days after mailing if mailed in accordance with the terms of this Section 21. Following any partial assignment of any Assigning Lender’s interest in the Financing Documents, Equipment or any interest therein, unless otherwise agreed between the Borrower and Administrative Agent, Administrative Agent shall continue to receive all notices on behalf of Assigning Lender and each Lender Assignee. 22. Indemnity. Borrower shall indemnify and hold harmless all Indemnified Parties from and against any and all direct losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnified Party, incurred by or asserted against any Indemnified Party by any third party (collectively, a “Liability”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Financing Document or any other agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties to the Financing Documents of their respective obligations thereunder or the consummation of any transactions contemplated thereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Note or the use of the proceeds therefrom, (v) Borrower’s failure to make any payment or perform any covenant under the Financing Documents, (vi) the untruth or inaccuracy of any representation or warranty made by Borrower under the Financing Documents, (vii) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, lease, operation, use, maintenance, control, loss, damage, destruction, removal,

32 storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any Equipment, (viii) injury to persons, property or the environment, including, but not limited to, any Liability based on strict liability in tort, negligence, breach of warranties or Borrower’s failure to comply fully with applicable law or regulatory requirements, (ix) any actual or alleged presence or release of hazardous materials on, at, to or from any property owned or operated by the Borrower or any Affiliate of Borrower, or any other environmental liability related in any way to the Borrower or any Affiliate of Borrower, (x) any reasonable and documented enforcement costs associated with collecting and/or retrieving the Collateral (including costs payable to a Data Center owner in connection with such enforcement) or (xi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Borrower or any Affiliate of Borrower and regardless of whether any Indemnified Party is a party thereto; provided that the foregoing indemnity shall not extend to any Liability to the extent resulting from (a) the gross negligence, willful misconduct or bad faith of such Indemnified Party (in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction), (b) to the extent resulting from a material breach by such Indemnified Party of its obligations under any Financing Document (as similarly determined), (c) arising solely from disputes among Indemnified Parties (other than claims against any Indemnified Party in its capacity as an agent or arranger) not involving any act or omission of Borrower or its Affiliates, (d) to the extent constituting special, indirect, consequential or punitive damages claimed by an Indemnified Party against Borrower; or (e) to the extent constituting Liabilities arising from the sale, assignment, participation or other transfer by any Indemnified Party of its interests under the Financing Documents to the extent unrelated to Borrower’s acts or omissions. The indemnities in this Section 22 shall survive the expiration of the Term or earlier termination or cancellation of any FSA and shall be payable within five (5) days of written demand. 23. Fees and Expenses. Without limiting any other provision in the Financing Documents, including, but not limited to, Section 22, following the occurrence of a Default, Borrower shall pay, within 5 Business Days of written demand, all reasonable and documented out-of-pocket costs and expenses of Creditor Parties which are occasioned by or attributable to such Default while such Default was continuing, including, without limitation, reasonable external counsel fees, returned check or non-sufficient funds charges, processing fees, the fees of any collection agencies and appraisers and all other reasonable and documented out-of-pocket costs and expenses related to any sale or lease of Equipment or Collateral (including, but not limited to, storage costs) incurred by Creditor Parties in enforcing any of the terms, conditions or provisions of the Financing Documents or in protecting Creditor Parties’ rights hereunder and thereunder. 24. Financial and Other Data. During the Term hereof, Borrower shall furnish to Administrative Agent or cause to be furnished to Administrative Agent (or, solely in the case of clause (vi) below, use commercially reasonable efforts to furnish to Administrative Agent or cause to be furnished to Administrative Agent): (i) as soon as available, and in any event within 120 days after the last day of each fiscal year, (a) accountant prepared audited financial statements of the Guarantor and (b) company prepared unaudited financial statements of the Borrower; (ii) as soon as available, and in any event within 60 days after the last day of each Fiscal Quarter, company prepared financial statements to include both a balance sheet and income statement of the Guarantor; provided, however, that for so long as Guarantor is filing its annual or quarterly financial statements with the SEC which are publicly available, the filing of such publicly available financial statements shall satisfy the foregoing financial statement reporting requirements set forth in subsections (i) and (ii) above with respect to the Guarantor (but not the Borrower); (iii) as soon as practicable, and in any event within 30 days of receipt there of, notice of the commencement of any material litigation by or against Borrower, Guarantor or any Significant Subsidiary; (iv) as soon as practicable, and in any event within 30 days of receipt there of, notice of any material investigation, action, suit, claim, dispute or proceeding at law or in equity or by or

33 before any Governmental Authority threatened in writing against or affecting Borrower, Guarantor or any Significant Subsidiary or their property; (v) promptly, and in any event within five (5) Business Days from the date that the Borrower or Guarantor has actual knowledge that such violation has occurred, a notice of any Default with reasonably supporting detail as to the underlying event causing such Default; and (vi) promptly, and in any event within forty-five (45) days after the end of each calendar quarter, an asset management form substantially in the form provided by the Administrative Agent to the Borrower prior to the date hereof (or in such other form as may be acceptable to the Administrative Agent). 25. Representations, Warranties and Covenants of Borrower. (a) As of the date of this Agreement and the Funding Date for each FSA, Borrower represents and warrants that: (i) Borrower’s registered and records office address is 201 - 290 Wallinger Avenue, Kimberley, British Columbia, Canada, Borrower’s place of business or if more than one, its chief executive office is located in the Province of British Columbia, Borrower’s exact legal name is as stated herein and the information describing Borrower set forth herein is accurate in all respects; (ii) Borrower is a company duly incorporated and validly existing in good standing under the laws of the Province of British Columbia, Canada and is a wholly owned subsidiary of the Guarantor; (iii) the execution, delivery and performance of the Financing Documents to which it is a party, including the grant of security interest by Borrower in the Collateral hereunder, (A) have been duly authorized by all necessary corporate action on the part of Borrower, (B) do not require the approval of any governmental entity, shareholder, or holder of any material obligations of Borrower, except such as have been duly obtained, and (C) do not and will not contravene any applicable law, governmental rule, regulation or order now binding on Borrower, or contravene the notice of articles or articles of Borrower, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under, any indenture, mortgage, contract or other agreement to which Borrower is a party or by which it or its property is bound, other than Permitted Liens; (iv) the Financing Documents to which Borrower is a party, when entered into, will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; (v) each individual executing the Financing Documents to which Borrower is a party was duly authorized to do so; (vi) there are no actions or proceedings to which Borrower is a party, and there are no other actions or proceedings threatened in writing of which Borrower has knowledge, before any Governmental Authority which, either individually or in the aggregate, if adversely determined, would have a material adverse effect on Borrower’s financial condition or ability to pay and perform its obligations under the Financing Documents to which it is a party; (vii) the Borrower is the sole, direct, legal and beneficial owner of, or holder of rights, title or interest in all existing Collateral and shall be the sole, direct, legal and beneficial owner of, or holder of rights, title or interest in each item of after-acquired Collateral free and clear of all liens and encumbrances, except for Permitted Liens; (viii) there is no pending or, to the Borrower’s knowledge, threatened action, suit, proceeding, or, to the Borrower’s knowledge, investigation before any court or other Governmental

34 Authority against the Borrower, nor any director, officer, employee, or other Person acting on behalf of Borrower (in each case, acting in their capacity as such) that relates to an alleged or potential violation of Sanctions and Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws; (ix) no effective financing statement or any similar public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been or will be filed in favor of Collateral Agent (for and on behalf of the Financing Parties); (x) the security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of Collateral Agent (for and on behalf of the Creditor Parties) and upon completion of the UCC and PPSA filings in accordance with Section 28 hereof, the security interest granted pursuant to this Agreement in the Collateral constitute a valid and perfected first-priority security interest in favor of Collateral Agent (for and on behalf of the Creditor Parties); (xi) no Default hereunder or under any other Financing Documents has occurred and is continuing; (xii) Borrower: (A) is not a Sanctioned Person or an individual, entity or organization identified on any Export Controls-related list of restricted parties maintained by the Bureau of Industry and Security of the U.S. Department of Commerce, including the Entity List, Denied Persons List, Unverified List, or Military End User List, or 50% or more owned by one or more such individuals, entities or organizations (collectively, “Restricted Parties”); (B) will not transact in connection with this Agreement or any FSA through a Shell Bank or Offshore Bank; (C) is not a person or entity resident in or whose funds are transferred from or through or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or a jurisdiction that is the subject of comprehensive sanctions administered by OFAC; (D) is not in violation of applicable Sanctions or Export Controls, or in material violation of applicable Anti-Corruption Laws, or Anti-Money Laundering Laws; (E) has not, since April 24, 2019, been a Sanctioned Person; and (F) is not and has not, since April 24, 2019, engaged in any dealings or transactions (directly or knowingly indirectly) with or for the benefit of any Restricted Party, in each case, in violation of applicable Sanctions; and (xiii) Borrower shall not use the proceeds transferred pursuant to this Agreement, directly or knowingly indirectly, (A) in violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Export Controls, or in a manner that would violate, or cause any Lender to be in violation of, Sanctions or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Restricted Party or in or involving any Designated Jurisdiction. (b) The Borrower covenants that it shall: (i) adopt and maintain, or be subject to, policies and procedures reasonably designed to promote compliance with applicable Anti-Corruption Laws, Sanctions, and Export Controls; and (ii) not repay any debt or obligation owed in connection with this Agreement, in whole or in part, out of proceeds derived from business or transactions with any Restricted Party or from

35 activities that violate any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Controls. (c) The sanctions-related representations and warranties contained in Section 25(a)(viii), Section 25(a)(xii)(A)-(F), and Section 25(b) shall not apply to the Borrower, but only to the extent compliance therewith would result in a contravention of an order issued under the Foreign Extraterritorial Measures Act (Canada). 26. Indebtedness Maturity. (a) Subject to the provisos below, the Borrower shall not permit the Guarantor to, after the date hereof, without the prior written consent of the Administrative Agent, incur, create or assume any: (i) Indebtedness that has a stated final maturity date (or in respect of paragraph (iii) of the definition of ‘Indebtedness’ the date when such payment becomes Indebtedness) prior to February 28, 2028 (“Sunset Maturity Date”); or (ii) Indebtedness that provides for scheduled amortization of principal unless such Indebtedness has a Weighted Average Life to stated final maturity of no less than the time from incurrence to November 30 2027, in each case, provided that, notwithstanding the foregoing sub-clauses 26(a)(i) and 26(a)(ii), the Guarantor shall be permitted to incur, create or assume: (A) any Indebtedness, comprising either (or incurred in respect of) leases or other financing arrangements in respect of the acquisition of equipment, hardware or assets (and any associated services), in each case, provided by a vendor, supplier or an original equipment manufacturer (or their Affiliate); (B) any Indebtedness comprising short-term financing or bridge facilities with, or arranged by, investment banks or commercial banks with a stated maturity date earlier than the Sunset Maturity Date and incurred for the purpose of bridging to a capital markets or other take-out financing (a “Take Out Financing”) where such Take Out Financing is anticipated to mature after the Sunset Maturity Date, provided that, if such Take Out Financing does not occur before the date falling 91 days prior to the maturity date of such short term or bridge financing (“Anticipated Refinancing Date”), the Borrower has made a Mandatory Prepayment in an amount necessary to cause a LTC Trigger Event no later than the date falling 91 days prior to the maturity date of such short term or bridge financing; and (C) any Indebtedness that would otherwise not be permitted by this Section 26(a), that in an aggregate principal amount (without double counting) shall not exceed $1,000,000,000 outstanding at any time (the “Permitted Debt Basket”). (b) If the Guarantor incurs any Indebtedness not permitted by this Section 26 (in each case, “Non-Permitted Debt”), the incurrence of such Non-Permitted Debt shall not constitute a breach of this Agreement or result in a Default so long as the Borrower makes a Mandatory Prepayment in an amount equal to such amount necessary to result in a LTC Trigger Event, within one (1) Business Day of the Guarantor incurring such Non-Permitted Debt. (c) The provisions of this Section 26 shall cease to apply with respect to the Guarantor upon the first occurrence of any of the following: (i) an LTC Trigger Event; and (ii) the date upon which the Guarantor’s consolidated annualised realised revenue, calculated as four times the revenue reported for its most recently completed Fiscal Quarter, is at least $6,000,000,000.

36 (d) The Borrower shall not incur, create, assume or permit to exist any Indebtedness other than the Indebtedness contemplated under the Financing Documents. 27. Fundamental Changes; Change of Control. Concurrently with the consummation of (a) any merger or consolidation of Borrower or Guarantor with any other corporation or entity without the prior written consent of the Required Secured Parties, or sale, lease or disposition of all or substantially all of Borrower’s or Guarantor’s assets (in each case, other than a Permitted Reorganization and, in the case of the Guarantor, other than a merger or consolidation of which the Guarantor is the surviving entity), or (b) a Change of Control that occurs without the prior written consent of Administrative Agent (which is subject to prior written consent of all of the Financing Parties), the Borrower shall make a Mandatory Prepayment in full, together with the applicable Prepayment Premium. 28. UCC and PPSA Filings. Borrower hereby irrevocably authorizes Collateral Agent (for the benefit of the Creditor Parties) to file and record from time to time, and appoints Collateral Agent (for the benefit of the Creditor Parties) and its agents or designees as Borrower’s attorney-in-fact to execute (if applicable), file and record from time to time such UCC or PPSA financing statements, amendments thereto and other lien recordation documents describing the Collateral (as defined below), ratifies such authorization and appointment with respect to any UCC or PPSA financing statements or amendments thereto prior to the date of this Agreement and each FSA and to do all acts or things that Creditor Parties may deem reasonably necessary to protect Creditor Parties’ right, title and interest in all Equipment, other Collateral and under the Financing Documents. Borrower hereby covenants and agrees that it shall not file any corrective or termination statement (or analogous documents used under the PPSA, including, where applicable, any financing change statement) with respect to any UCC or PPSA financing statements filed or registered by or for the benefit of Collateral Agent (for the benefit of the Creditor Parties) with respect to any Equipment or Collateral without Administrative Agent’s prior written consent (which is subject to prior written consent of the Required Secured Parties). In order to secure the payment and performance in full of all of Borrower’s obligations under the Agreement, the FSAs and the other Financing Documents (collectively, the “Secured Obligations”), Borrower hereby grants to Collateral Agent (for the benefit of the Creditor Parties) a security interest in all of the following in which Borrower may now or hereafter have rights: (i) all Equipment from time to time identified on any Schedule now or in the future executed pursuant hereto, (ii) Borrower’s rights, but none of its obligations, under any Purchase Agreement, related to the Equipment or the Financing Documents, (iii) all parts, accessories, accessions and attachments of the foregoing, and all replacements, substitutions and exchanges (including, but not limited to, trade-ins) of the foregoing, (iv) to the extent that (i) and (iii) constitute inventory of Borrower, such inventory of the Borrower relating solely to (i) and (iii) and (v) all proceeds of the foregoing, including cash proceeds, insurance proceeds and non-cash proceeds, including, but not limited to, non-cash proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations (as each such term is defined in the UCC) (collectively, the “Collateral”). For the avoidance of doubt, the Collateral shall not include any Customer Agreement or any receivables due under, or payments pursuant to, any Customer Agreement. 29. Governing Law. (a) THIS AGREEMENT AND EACH FSA ARE BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING, BUT NOT LIMITED TO, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE. (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, CREDITOR PARTIES AND BORROWER HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO EQUIPMENT OR THIS AGREEMENT, EACH FSA AND EACH OTHER FINANCING DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION OR PROCEEDING TO WHICH ANY CREDITOR PARTY OR BORROWER MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE

37 THE VALIDITY OR ENFORCEABILITY, OF THIS AGREEMENT, EACH FSA OR THE OTHER FINANCING DOCUMENTS OR ANY PROVISIONS HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY CREDITOR PARTIES AND BORROWER, WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, EACH FSA AND THE OTHER FINANCING DOCUMENTS. (c) Without limiting the foregoing, any judicial proceeding arising out of or relating to this Agreement, each FSA or the other Financing Documents shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and each of the parties hereto (i) accepts the exclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. The foregoing shall not prevent any action in any other court to enforce a judgment or to acquire or reacquire possession of any Equipment or any other Collateral. (d) Each party agrees that service of process may be duly made upon it in any manner permitted by law. (e) The Borrower hereby irrevocably and unconditionally appoints IE US Holdings Inc., with an office for service of process delivery on the date hereof at 620 FM 1033 Childress TX 79201 USA, and its successors (the “Process Agent”), as its agent to receive on behalf of the Borrower and its property all writs, claims, process, and summonses in any action or proceeding brought against the Borrower in the State of New York in connection with any of the Financing Documents. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the address specified above for the Process Agent, and the Borrower irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Borrower shall not impair or affect the validity of such service on the Process Agent or the Borrower, or of any judgment based thereon. The Borrower covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable legal requirements. 30. Quiet Enjoyment. So long as no Default has occurred and is continuing, Borrower shall peaceably hold and quietly enjoy Equipment without interruption by any Creditor Party or any Person or entity rightly claiming through any Creditor Party. 31. Amendments. No amendment, variation or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed (or specifically agreed to by Email) by the Borrower, the Required Secured Parties, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Secured Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall: (a) extend or increase any commitment of any Lender or Purchaser without the written consent of such Lender or Purchaser; (b) reduce the principal of, or effective rate of interest specified herein on, any Loan, any Note or any fees or other amounts payable hereunder or under any other Financing Document, without the written consent of each Lender or Purchaser directly and adversely affected thereby (provided that only the consent of the Required Secured Parties shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate, even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

38 (c) postpone any date scheduled for any payment of principal of, or interest on, any Loan, any Note or any fees or other amounts payable hereunder or under any other Financing Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Financing Party directly and adversely affected thereby; (d) change any provision of this Section 31 or the percentage in the definition of “Required Secured Parties” without the written consent of each Financing Party directly and adversely affected thereby; (e) change the percentage in the definition of “Required Lenders” without the written consent of each Lender (and not any other Financing Party); (f) change the percentage in the definition of “Required Holders” without the written consent of each Holder (and not any other Financing Party); (g) modify any of Section 5, 6, 7, 14(b) through (j) or 17 (and any defined term as used therein) without the written consent of the Required Lenders (and not any other Financing Party); (h) modify the definition of Change of Control without the written consent of each Lender or Holder, as applicable, directly and adversely affected thereby; (i) modify the definition of Sanctions, Sanctions Authority, Sanctions List or Sanctioned Person, or any representation or covenant related thereto, without the written consent of each Lender or Holder, as applicable, directly and adversely affected thereby; (j) release of any Collateral, Guaranty or other guarantee, indemnity or subordination arrangement set out in a Financing Document; or (k) any other change or matter as regards which this Agreement or another Financing Document expressly provides that each Financing Party’s consent is required, provided, further, that no such amendment, waiver or consent shall (i) amend, modify or otherwise affect the rights or duties hereunder or under any other Financing Document of the Administrative Agent or the Collateral Agent, unless in writing executed by the Administrative Agent or Collateral Agent, as applicable, or (ii) extend or increase any commitment of any Lender or Purchaser, increase the principal of, or effective rate of interest specified herein on, any Loan, any Note or any fees or other amounts payable hereunder or under any other Financing Document, or extend the Maturity Date, in each case, unless in writing executed by the Guarantor (and the parties hereto agree that the Guarantor shall be a third-party beneficiary of this clause (ii)), in each case of clauses (i) and (ii), in addition to the Borrower and any Financing Parties required above. In addition, notwithstanding anything in this Section 31 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Financing Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Financing Document if the same is not objected to in writing by the Required Secured Parties to the Administrative Agent within ten Business Days following receipt of notice thereof. Notwithstanding anything to the contrary contained in this Agreement, if any Financing Party becomes a Defaulting Financing Party, then, until such time as such Financing Party is no longer a Defaulting Financing Party, to the extent permitted by applicable law, such Defaulting Financing Party’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Secured Parties, as applicable. Except for a document satisfying the requirements of this Section 31, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them

39 (or any Person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any Person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising: (i) a provision of this Agreement or another Financing Document; (ii) a Default; (iii) a breach by the Borrower or Guarantor of an obligation under a Financing Document or the general law; or (iv) any right or remedy conferred by any Financing Document or by the general law, and there shall not be implied into any Financing Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time. 32. Entire Agreement. This Agreement, together with all FSAs and the other Financing Documents, constitutes the entire understanding or agreement between Creditor Parties and Borrower with respect to the financing of Equipment and the transactions covered hereby and thereby, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. 33. Miscellaneous. Any failure of any Creditor Party to require strict performance by Borrower or any waiver by any Creditor Party of any provision of an FSA or any other Financing Document shall not be construed as a consent or waiver of any provision of such FSA or Financing Document. This Agreement will be binding upon Creditor Parties and Borrower only if executed by a duly authorized officer or representative of each of Creditor Party and Borrower. A duly authorized officer or representative of each Creditor Party shall execute the Financing Documents on such Creditor Party’s behalf unless such Financing Document does not call for the signature of such Creditor Party. An authorized signer of Borrower shall execute the Financing Documents on Borrower’s behalf. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions. Borrower will promptly execute or otherwise authenticate and deliver to the Administrative Agent such further documents, instruments, assurances and other records and take such further action as the Administrative Agent may reasonably request in writing in order to carry out the intent and purpose of the Financing Documents and to establish and protect the rights and remedies created or intended to be created in favor of Creditor Parties. Time is of the essence with respect to the Financing Documents. Federal law, including, but not limited to, the USA PATRIOT Act, requires all financial institutions to obtain, verify, and record information that identifies each Person or legal entity that opens an account or establishes a relationship with a financial institution. Specifically, this means that when Borrower starts a relationship or opens an account with any Creditor Party, such Creditor Party will ask Borrower for its name, address, and other information, such as Borrower’s tax identification number, to allow such Creditor Party to identify Borrower. In case any provision in or obligation hereunder or under any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Notwithstanding any other provision of this Agreement or any other Financing Document, no Creditor Party shall have any recourse to any other subsidiary of Guarantor, other than Borrower, with respect to the payment or performance obligations under the Financing Documents. 34. Disclaimer of Warranties. NO CREDITOR PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND EACH CREDITOR PARTY HEREBY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, IT BEING UNDERSTOOD THAT THE EQUIPMENT IS FINANCED FOR BORROWER “AS-IS” AND “WHERE-IS.” BORROWER HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY STATEMENTS OR REPRESENTATIONS OR WARRANTIES MADE BY ANY CREDITOR PARTY. IN NO EVENT SHALL ANY CREDITOR PARTY OR BORROWER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. PAYMENT OR PERFORMANCE OF ANY OF THE EXPRESS

40 OBLIGATIONS OF THE BORROWER HEREUNDER SHALL NOT BE CONSIDERED TO BE INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. 35. Execution in Counterparts; Originals. Financing Documents may be signed in counterparts. Financing Documents signed and sent by mail, overnight courier, Email, fax, DocuSign, or other method reasonably acceptable to Creditor Parties will be deemed effective for the purpose of binding the parties thereto. Borrower may execute and deliver its counterpart to Creditor Parties by any method set forth above. If Borrower signs a Financing Document with a “wet ink” signature, it will deliver such original to Collateral Agent (for the benefit of Financing Parties) within five (5) Business Days of written request therefor. In addition to, or in lieu of, any DocuSign or other electronic signature by Creditor Parties, Creditor Parties will sign one, and only one, copy or counterpart of each Schedule and any other document constituting chattel paper under the UCC with a “wet ink” blue or black pen and stamp or otherwise mark such copy or counterpart as the sole chattel paper original thereof, which, together with Borrower’s copy or counterpart, will constitute the sole chattel paper original thereof. No security interest in such Schedule or such chattel paper may be created through the transfer, possession, or control of any copy or counterpart other than the sole chattel paper original created as set forth above. The transfer, possession, or control of the original of this Agreement will be irrelevant to the full or collateral assignment of, or grant of a lien or security interest in, any Financing Document. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, amendments, supplements, modifications, waivers, joinders, notices and consents) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act (United States), the Electronic Signatures and Records Act (New York), or any other state laws based on the Uniform Electronic Transactions Act (United States), the Electronic Transactions Act (British Columbia) or any legislation based on the Uniform Electronic Commerce Act (Canada) and the parties to this Agreement consent to conduct the transactions contemplated hereunder by electronic means. Each party hereto represents and warrants to the other parties that it has the corporate or other organizational capacity and authority to execute this Agreement and such other documents through electronic means and there are no restrictions for doing so in that party’s constitutive documents. 36. Usury Savings Provision. Creditor Parties do not intend to charge interest in excess of the amount allowed under applicable law. To the extent a court of competent jurisdiction determines that any amount payable under any FSA or the other Financing Documents is interest in excess of the amount allowed under applicable law (including, without limitation, section 347 of the Criminal Code (Canada)), the stated or effective interest rate (and resulting interest payable) will be deemed to be the maximum allowed under applicable law and any amount paid by Borrower in excess thereof will be, at Administrative Agent’s option (with prior written consent of the Required Secured Parties), promptly refunded to Borrower or credited to other amounts payable under such FSA or Financing Documents. 37. Interest Act. For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement or any FSA or other Financing Document is calculated using a rate based on a year of 365 days, as the case may be, the rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (a) the applicable rate based on a year of 365 days, as the case may be, (b) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (c) divided by 365, as the case may be. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement or any FSA or other Financing Document, and the rates of interest stipulated in this Agreement or any FSA or other Financing Document are intended to be nominal rates and not effective rates or yields. 38. Currency. Borrower shall make all payments due hereunder and under the other Financing Documents in United States Dollars and this obligation shall not be discharged by any tender or judgment which is expressed in or converted into any currency other than United States Dollars, except to the extent resulting in the actual receipt by Creditor Parties of the full amount of United States Dollars payable

41 hereunder and under the other Financing Documents. Such obligation to pay in United States Dollars shall be enforceable as an additional cause of action to recover in United States Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of United States Dollars payable hereunder and under the other Financing Documents. 39. Currency Indemnity. Notwithstanding any other provisions herein, if, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any FSA or other Financing Document, it becomes necessary to convert any particular currency (the “Judgment Currency”) in respect of any amount due hereunder and under any other Financing Document in United States Dollars (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which final judgment is given. For this purpose “rate of exchange” means the rate at which the applicable Creditor Party is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice in New York. If the amount of the Currency Due which a Creditor Party is so able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save such Creditor Party harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, each FSA and the other Financing Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Creditor Party from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement, any FSA or other Financing Document or under any judgment or order. 40. Position of the Financing Parties. (a) Interests several. The rights of the Financing Parties under this Agreement are several. (b) Proceedings requiring Required Secured Parties consent. No Financing Party may commence proceedings against Borrower or Guarantor in connection with a Financing Document without the prior consent of the Required Secured Parties. (c) Obligations several. The obligations of the Financing Parties under this Agreement are several; and a failure of a Financing Party to perform its obligations under this Agreement shall not result in (i) the obligations of the other Financing Parties being increased; nor (ii) Borrower or Guarantor or any other Financing Party being discharged (in whole or in part) from its obligations under any Financing Document, and in no circumstances shall a Lender have any responsibility for a failure of another Financing Party to perform its obligations under this Agreement. (d) No Individual Foreclosure. No Financing Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations except to the extent expressly contemplated by this Agreement or the other Financing Documents, it being understood and agreed that all powers, rights and remedies with respect to the Collateral or guarantee under the Financing Documents may be exercised solely by the Collateral Agent or the Administrative Agent, as the case may be, on behalf of the Creditor Parties in accordance with the terms hereof and thereof. 41. [Reserved]. 42. The Administrative Agent and the Collateral Agent. (a) Appointment and Granting. (i) The Administrative Agent. Each of the Financing Parties appoints and authorizes (with a right of revocation) the Administrative Agent to act as its administrative agent hereunder and under the FSAs and any of the other Financing Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of any of the other Financing Documents, together with such other powers as are reasonably incidental thereto.

42 (ii) The Collateral Agent. (A) Authorization of Collateral Agent. Each of the Financing Parties and the Administrative Agent appoints and authorizes (with a right of revocation) the Collateral Agent to act as Collateral Agent hereunder and under the FSAs and the other Financing Documents with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and such other Financing Documents, together with such other powers as are reasonably incidental thereto. (B) Granting Clause. To secure the payment of all sums of money from time to time owing to the Creditor Parties under the Financing Documents, and the performance of the covenants of the Borrower herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Financing Parties, the Collateral Agent does hereby declare that it will hold as such collateral agent in trust for the benefit of the Financing Parties and the other Creditor Parties, from and after the execution and delivery thereof, all of its right, title and interest as secured party in, to and under the FSAs and the other Financing Documents and its right, title and interest as assignee, pledgee and secured party under the FSAs and the other Financing Documents (the right, title and interest of the Collateral Agent in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all Collateral hereafter specifically subjected to the security interest created hereby and by the other Financing Documents by any amendment hereto or thereto are herein collectively called the “Estate”); TO HAVE AND TO HOLD the Estate unto the Collateral Agent and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Creditor Parties and their respective successors and assigns without any priority of any one over any other. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, for the equal and proportionate benefit and security of the Financing Parties and the other Creditor Parties as hereinafter set forth. (C) Acceptance of Trusts. The Collateral Agent hereby accepts the trusts imposed upon it as Collateral Agent by this Agreement, and the Collateral Agent covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof. (b) Scope of Duties. Neither the Administrative Agent nor the Collateral Agent (which terms as used in this sentence and in Section 42(e) hereof shall include reference to their respective Affiliates and their own respective and their respective Affiliates’ officers, directors, employees, agents and attorneys-in-fact): (i) shall have any duties or responsibilities except those expressly set forth in this Agreement and in any of the other Financing Documents, and shall not by reason of this Agreement or any of the other Financing Documents be (except, with respect to the Collateral Agent, as specifically stated to the contrary in this Agreement) a trustee for a Financing Party; (ii) shall be responsible to the Financing Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Financing Documents or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any Collateral under any of the Financing Documents or for the creation, perfection or priority of any security interest in any Collateral;

43 (iii) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the other Financing Documents unless expressly instructed to do so in writing by the Required Secured Parties; or (iv) shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the other Financing Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each of the Collateral Agent and the Administrative Agent may employ agents and attorneys-in-fact and neither the Collateral Agent nor the Administrative Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. (c) Reliance. Each of the Collateral Agent and the Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone or Email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent or the Administrative Agent, as the case may be. As to any matters not expressly provided for by this Agreement or any of the other Financing Documents, each of the Collateral Agent and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Required Secured Parties, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Financing Parties. (d) Knowledge. Neither the Collateral Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of a Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on the Loan or Note or actual knowledge thereof) unless each of the Collateral Agent and the Administrative Agent has received notice from a Financing Party or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of such Default, the Administrative Agent shall give prompt notice thereof to the Collateral Agent and the Financing Parties (and shall give each Financing Party prompt notice of each such non-payment). Subject to Section 42(h) hereof, the Collateral Agent and the Administrative Agent shall take such action with respect to such Default or other event as shall be directed by the Required Secured Parties, except that, unless and until the Collateral Agent and the Administrative Agent shall have received such directions, each of the Collateral Agent and the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or other event as it shall deem advisable in the best interest of the Financing Parties. (e) Collateral Agent and Administrative Agent as Financing Parties. Each of the Collateral Agent and the Administrative Agent (and any successor acting as Collateral Agent or Administrative Agent, as the case may be) in its individual capacity as a Financing Party hereunder shall have the same rights and powers hereunder as any other Financing Party and may exercise the same as though it were not acting as the Collateral Agent or the Administrative Agent, as the case may be, and the term “Lender” or “Lenders”, “Holder” or “Holders”, “Financing Party” or “Financing Parties” shall, unless the context otherwise indicates, include each of the Collateral Agent and the Administrative Agent in their respective individual capacities. Each of the Collateral Agent and the Administrative Agent (and any successor acting as Collateral Agent and Administrative Agent, as the case may be) and their respective affiliates may (without having to account therefor to a Financing Party) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its subsidiaries or Affiliates as if it were not acting as the Collateral Agent or the Administrative Agent, as the case may be, and each of the Collateral Agent and the Administrative Agent and their respective Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Financing Parties. (f) Indemnification of Collateral Agent and Administrative Agent. The Financing Parties severally agree, ratably in accordance with the aggregate principal amount of each Financing Party’s Contribution in the Loan or Note, to indemnify each of the Administrative Agent and the Collateral Agent (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of

44 the Borrower under said other provisions) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Financing Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is to pay hereunder, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Financing Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. (g) Reliance on Collateral Agent or Administrative Agent. Each Financing Party agrees that it has, independently and without reliance on the Collateral Agent, the Administrative Agent or any other Financing Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantor and decision to enter into this Agreement and that it will, independently and without reliance upon the Collateral Agent, the Administrative Agent or any other Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Documents. Neither the Collateral Agent nor the Administrative Agent shall be required to keep itself informed as to the performance or observance by the Borrower and the Guarantor of this Agreement or any of the other Financing Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Financing Parties by the Collateral Agent or the Administrative Agent hereunder, neither the Collateral Agent nor the Administrative Agent shall have any duty or responsibility to provide a Financing Party with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantor or any subsidiaries or Affiliates thereof which may come into the possession of the Collateral Agent, the Administrative Agent or any of their respective Affiliates. (h) Actions by Collateral Agent and Administrative Agent. Except for action expressly required of the Collateral Agent or the Administrative Agent hereunder and under the other Financing Documents, each of the Collateral Agent and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Financing Parties of their indemnification obligations under Section 42(f) hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. (i) Resignation and Removal. Subject to the appointment and acceptance of a successor Collateral Agent or Administrative Agent (as the case may be) as provided below, each of the Collateral Agent and the Administrative Agent may resign at any time by giving twenty (20) Business Days’ notice thereof to the Financing Parties and the Borrower, and the Collateral Agent or the Administrative Agent may be removed at any time with or without cause by the Required Secured Parties by giving twenty (20) Business Days’ notice thereof to the Administrative Agent, the Collateral Agent, the Financing Parties and the Borrower. Upon any such resignation or removal, the Required Secured Parties shall have the right to appoint a successor Collateral Agent or Administrative Agent, as the case may be, acceptable to the Borrower (unless a Default has occurred and is continuing). If no successor Collateral Agent or Administrative Agent, as the case may be, shall have been so appointed by the Required Secured Parties (with Borrower’s consent, unless a Default has occurred and is continuing) or, if appointed, shall not have accepted such appointment within twenty (20) Business Days’ after the retiring Collateral Agent’s or Administrative Agent’s, as the case may be, giving of notice of resignation or the Required Secured Parties’ removal of the retiring Collateral Agent or Administrative Agent, as the case may be, then the retiring Collateral Agent or Administrative Agent, as the case may be, may, on behalf of the Financing Parties, appoint a successor Collateral Agent or Administrative Agent. Upon the acceptance of any appointment as Collateral Agent or Administrative Agent hereunder by a successor Collateral Agent or Administrative Agent, such successor Collateral Agent or Administrative Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral

45 Agent or Administrative Agent, as the case may be, and the retiring Collateral Agent or Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent or Administrative Agent’s resignation or removal hereunder as Collateral Agent or Administrative Agent, as the case may be, the provisions of this Section 42 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or the Administrative Agent, as the case may be. (j) Release of Collateral. Without the prior written consent of the Required Secured Parties, neither the Collateral Agent nor the Administrative Agent will consent to any modification, supplement or waiver under any of the Security Documents nor without the prior written consent of all of the Financing Parties release any Collateral or otherwise terminate any security interest in any Collateral under the Financing Documents, except that no such consent is required, and each of the Collateral Agent and the Administrative Agent is authorized, to release the Collateral if all of the Obligations have been paid and performed in full or to which the Financing Parties have consented. [Signature Page Follows]

[Signature Page to Master Financing and Security Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. IE MACKENZIE COMPUTE LTD., as Borrower By: /s/ William Roberts /s/ Anthony Lewis Name: William Roberts Anthony Lewis Title: Director Authorized Signatory Date: 25 August 2026 25 August 2026

[Signature Page to Master Financing and Security Agreement] BLUE OWL CAPITAL CORPORATION, as Administrative Agent and Collateral Agent By: Blue Owl Credit Advisors LLC, its Investment Advisor By: /s/ Matthias Ederer Print Name: Matthias Ederer Title: Authorized Signatory

LENDERS: BLUE OWL CAPITAL CORPORATION By: Blue Owl Credit Advisors LLC, its Investment Advisor By /s/ Matthias Ederer Name: Matthias Ederer Title: Authorized Signatory [Additional Lender Signature Pages Omitted] [Signature Page to Master Financing and Security Agreement]

ANNEX 1 THE PARTIES [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K - Annex 1 sets forth the name, Contribution, Lending Office and notice details of each Lender and the notice details of the other parties]

ANNEX 2 FORM OF FUNDING REQUEST Reference is made to (i) the Master Financing and Security Agreement dated August 25, 2026 between IE Mackenzie Compute Ltd. (“Borrower”), the Lenders listed in ANNEX 1 thereto and Blue Owl Capital Corporation, as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”) (“MFSA”) and (ii) the Note Purchase Agreement, dated August 25, 2026 between the Borrower, the Purchasers party thereto, Blue Owl Capital Corporation, as note agent (the “Note Agent”) and intercreditor agent (the “Intercreditor Agent”) and the Collateral Agent (the “NPA”). Terms defined in the MFSA and NPA have the same meaning given to it therein in this Funding Request. This notice constitutes a Funding Request for the purposes of the MFSA and NPA. The Borrower/Company hereby requests the following funding under FSA Schedule # and NPA on a Pro Rata Basis: Requested Funding Date: Principal amount of additional Loan and Notes requested (to be funded on a Pro Rata Basis): $ Aggregate principal amount of all Loans under MFSA and Notes under the NPA for Schedule # : $ Payment Period: Payment Amount: $ Payment instructions for account to which funds are to be disbursed: Beneficiary: Bank: Bank Address: Account: SWIFT: Dated this day of , 20 . IE MACKENZIE COMPUTE LTD. Per: Name: Title:

ANNEX 3 LENDER TRANSFER CERTIFICATE The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively. To: BLUE OWL CAPITAL CORPORATION, as Administrative Agent, for itself and for and on behalf of the Collateral Agent and each Lender, each as defined in the Loan Agreement referred to below. And to: IE Mackenzie Compute Ltd., as Borrower (as defined in the Master Agreement referred to below). Date: [] 1. This Certificate relates to FSA Schedule No. [] dated as of [], 20[] (incorporating by reference the terms of the Master Agreement as defined below, and as amended or supplemented from time to time, the “FSA”) to and incorporating the terms of that certain Master Financing and Security Agreement dated as of August 25, 2026 (as amended or supplemented from time to time, the “Master Agreement”) among (i) IE Mackenzie Compute Ltd. (the “Borrower”), (ii) the banks and financial institutions named therein as Lenders, (iii) BLUE OWL CAPITAL CORPORATION as Administrative Agent and (iv) BLUE OWL CAPITAL CORPORATION as Collateral Agent, pursuant to which the Lenders agreed to make available to the Borrower the Financing Amount as specified thereunder, and the Guaranty dated as of August 25, 2026 (the “Guaranty”) made by IREN Limited (ABN 60 629 842 799) (the “Guarantor”) in favor of each Creditor Party (as defined therein). 2. In this Certificate, terms defined in the FSA shall, unless the contrary intention appears, have the same meanings when used in this Certificate and: “Relevant Parties” means the Administrative Agent, the Borrower, the Guarantor, the Collateral Agent and each Lender; “Transferor” means [full name], with its lending office located at []; “Transferee” means [full name], with its lending office located at []. 3. The effective date of this Certificate is [], provided that this Certificate shall not come into effect unless it is signed by the Administrative Agent on or before that date. 4. The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the FSA and every other Financing Document in relation to []% of its Contribution, which percentage represents $[]. 5. [ADD IF ANY COMMITMENT IS APPLICABLE] By virtue of this Certificate and Section 14 of the Master Agreement, the Transferor is discharged [entirely from its commitment (if any) which amounts to $[]] [from []% of its commitment (if any), which percentage represents $[]] and the Transferee acquires a commitment (if any) of $[]]. 6. The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the FSA and the other Financing Documents which Section 14 of the Master Agreement provides will become binding on it upon this Certificate taking effect. 7. The Administrative Agent, at the request of the Transferee (which request is hereby made) accepts, for the Administrative Agent itself and for and on behalf of every other Lender, this Certificate as a Lender Transfer Certificate taking effect in accordance with Section 14 of the Master Agreement.

8. The Transferor: (a) represents and warrants to the Transferee and each Relevant Party that: (i) the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; (ii) the Transferee is not a Disqualified Institution; and (iii) this Certificate is valid and binding as regards the Transferor; (b) warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and (c) undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose. 9. The Transferee: (a) confirms that it has received a copy of the FSA and each of the other Financing Documents; (b) agrees that it will have no rights of recourse on any ground against the Transferor, the Administrative Agent, the Collateral Agent or any Lender in the event that: (i) any of the Financing Documents prove to be invalid or ineffective; (ii) the Borrower or the Guarantor fails to observe or perform its obligations, or to discharge its liabilities, under any of the Financing Documents; (iii) it proves impossible to realize upon any Collateral created by a Financing Document, or the proceeds of such Collateral are insufficient to discharge the liabilities of the Borrower or the Guarantor under any of the Financing Documents; (c) agrees that it will have no rights of recourse on any ground against the Administrative Agent, the Collateral Agent or any Lender in the event that this Certificate proves to be invalid or ineffective; (d) warrants to the Transferor and each Relevant Party that: (i) it is duly organized and validly existing under the laws of its jurisdiction of organization, it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; (ii) it is not a Disqualified Institution; (iii) it deals at arm’s length with the Borrower for purposes of the Income Tax Act (Canada); and (iv) this Certificate is valid and binding as regards the Transferee; and (v) confirms the accuracy of the administrative details set out below regarding the Transferee.

10. The Transferor and the Transferee each undertake with the Administrative Agent and the Collateral Agent severally, on demand, fully to indemnify the Administrative Agent and/or the Collateral Agent in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross negligence or willful misconduct of the Administrative Agent’s or the Collateral Agent’s own officers or employees. 11. The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Administrative Agent or the Collateral Agent in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Administrative Agent or the Collateral Agent for the full amount demanded by it. [NAME OF TRANSFEROR] [NAME OF TRANSFEREE] By: By: Name: Name: Title: Title: Date: Date: BLUE OWL CAPITAL CORPORATION, as Administrative Agent for itself and for and on behalf of every other Lender By: Name: Title: Date: IE Mackenzie Compute Ltd., as Borrower By: Name: Title: Date:

Administrative Details of Transferee Name of Transferee: Lending Office: Address for Notices: Contact Person: Telephone: Email: Account for payments: Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Financing Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

IE US Hardware 3 LLC IE US Hardware 3 Holdings LLC IE US Hardware 3 FinCo LLC ANNEX 4 NON-RECOURSE SUBSIDIARIES IE US Development Holdings 3 Inc. Granite Holdings LLC

ANNEX 5 FORM OF FSA SCHEDULE FSA Schedule #[•]1 to Master Financing and Security Agreement This FSA Schedule #[•] (together with all schedules, exhibits, annexes and/or riders hereto, “Schedule”) among (1) IE Mackenzie Compute Ltd. (“Borrower”), (2) Blue Owl Capital Corporation, as administrative agent for the Creditor Parties (in such capacity, the “Administrative Agent”), (3) Blue Owl Capital Corporation, as collateral agent for the Creditor Parties (in such capacity, the “Collateral Agent”) and (4) Blue Owl Capital Corporation, as note agent for the Creditor Parties (in such capacity, the “Note Agent”) is dated August 25, 2026 and is issued in connection with that certain (i) Master Financing and Security Agreement dated August 25, 2026 (as amended, restated, revised or otherwise modified, “Master Agreement”) by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent and (ii) Note Purchase Agreement dated August 25, 2026 (as amended, restated, revised or otherwise modified, “NPA”) by and among, among others, the Borrower, the Purchasers party thereto, and the Collateral Agent. This Schedule, incorporating by reference the terms of the Master Agreement (as so incorporated, the “FSA”), together with the other Financing Documents relating hereto, sets forth herein and therein the terms and conditions under which Lenders agree to finance for Borrower, and Borrower hereby accepts financing from Lenders and the Purchasers for, the Equipment. Unless otherwise defined, capitalized terms used herein shall have the same meanings specified in the Master Agreement or the NPA, as applicable. All of the terms and conditions set forth in this FSA are subject to the satisfaction or waiver of the conditions precedent set forth in Section 8(b) of the Master Agreement in accordance with the terms of the Master Agreement. If any such condition precedent is not so satisfied, Lenders and Purchasers shall have no obligation to proceed with the transactions contemplated under this FSA or any other Financing Documents relating hereto. 1. Borrower Information. As set out in Master Agreement. 2. Equipment. Pursuant to the terms and conditions of this FSA, Lenders and Purchasers finance for Borrower, and Borrower hereby accepts financing from Lenders and Purchasers for, the Equipment described on Exhibit A attached hereto, including model numbers and serial numbers, in the schedule to each Certificate of Acceptance. 3. Equipment Location. Initially 4900 Coquawaldy Road, Mackenzie, British Columbia, V0J 2C0, Canada, subject to the right of the Borrower to move the location of the Equipment in accordance with the terms of the Master Agreement. 4. Base Term. The Base Term of each Loan and Note under this FSA is thirty (30) months. 5. Number of Payments. Each Loan and Note shall have ten (10) quarterly payments. The applicable Payment Commencement Date, Payment Periods and Payment Dates will be as set forth in the amortization schedule set forth in Schedule 1 hereto. 6. Interest Rate. Nine percent (9.00%) per annum, available during the Availability Period. Interest for any period shall be calculated based on the actual number of days elapsed in such period, divided by 365 days. 7. FSA Amount. The aggregate amount of Loans to be advanced by the Lenders and Notes to be purchased by the Purchasers, severally and on a Pro Rata Basis in their respective Contribution percentages, under this Schedule is $[•] (the “FSA Amount”), which amount does not exceed, unless 1 Note to Draft: The sole changes to each Schedule shall be filling in blank and bracketed items.

otherwise agreed between the Borrower and the Administrative Agent, 90% of the original Equipment cost of such Equipment, including taxes thereon, to be validated by Administrative Agent to Lenders’ and Purchasers’ satisfaction. 8. Other Payment Terms. All payments to be made by the Borrower or Guarantor under the Financing Documents with respect to Loans shall be made to the Administrative Agent in accordance with the instructions set out in Exhibit B to the Master Agreement, as may be updated by the Administrative Agent by notice in writing to the Borrower and the Guarantor from time to time. Upon any sale, assignment, participation, or other transfer of any or all the rights of the Lenders in accordance with the terms of the Master Agreement, payments shall continue to be made to the Administrative Agent in accordance with the instructions set out in Exhibit B to the Master Agreement, as may be updated by the Administrative Agent by notice in writing to the Borrower, and full and indefeasible payment of any amount due under the Financing Documents with respect to Loans to the Administrative Agent in accordance with the instructions set out in Exhibit B to the Master Agreement shall be deemed to fully and finally satisfy any payment obligation of the Borrower or Guarantor, as the case may be, notwithstanding any failure or delay in onward payment by the Administrative Agent. 9. Prepayment. Voluntary prepayment of each Loan and Note shall be permitted in whole or in part at any time and from time to time (“Voluntary Prepayment”) in accordance with the Master Agreement and the NPA, as applicable. Borrower shall provide Administrative Agent or Note Agent, as applicable, with prior written notice of the date on which it intends to make a Voluntary Prepayment in accordance with the Master Agreement and the NPA, as applicable (such date, the “Voluntary Prepayment Date,” and any Mandatory Prepayment Date or Voluntary Prepayment Date, a “Prepayment Date”). Once delivered, the notice of intention to voluntarily prepay cannot be withdrawn without the written consent of Administrative Agent (subject to the prior written consent of the Required Lenders) (in the case of the Loans) or the Required Holders (in the case of the Notes). Solely with respect to the Loans, Administrative Agent is authorized and entitled to apply any amounts paid by Borrower as a prepayment of indebtedness to delinquent interest or other amounts due and owing from Borrower to Creditor Parties hereunder before application of such funds to principal outstanding hereunder. Solely with respect to the Loans, if Borrower makes any prepayment hereunder (whether a Voluntary Prepayment or any Mandatory Prepayment), Borrower shall pay irrevocably to Administration Agent (for the benefit of the Lenders) (i) the principal amount of the Loan subject to such prepayment, (ii) all accrued and unpaid interest on such Loan to the date of such prepayment at the Interest Rate provided above, (iii) the Prepayment Premium (as defined below) and (iv) any and all other amounts due hereunder. For purposes hereof and of the Master Agreement and the NPA, the term “Prepayment Premium” shall be an amount equal to an additional sum equal to the following for prepayments occurring in the indicated period: Prepayment Date Prepayment Premium Date of the Schedule until the day prior to the first anniversary thereof (i) 2.0% of the principal amount of the Loan or Note, as applicable, being prepaid, plus (ii) interest that would accrue on such amount from the Prepayment Date through to the first anniversary of the Schedule From the first anniversary of the Schedule until the day prior to second anniversary thereof 2.0% of the principal amount being prepaid

From second anniversary of the Schedule and thereafter 0% 10. Representations. BORROWER HEREBY CERTIFIES TO CREDITOR PARTIES THAT THE REPRESENTATIONS AND WARRANTIES MADE BY BORROWER IN THE MASTER AGREEMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE DATE OF THIS SCHEDULE (OR THE EARLIER DATE AS OF WHICH ANY SUCH REPRESENTATION AND WARRANTY WAS MADE). [Signature Page Follows]

[Signature Page to FSA Schedule [•] to MFSA Agents and Lenders] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Schedule as of the day and year first above written. IE MACKENZIE COMPUTE LTD., as Borrower By: Name: Title:

[Signature Page to FSA Schedule [•] to MFSA Agents and Lenders] BLUE OWL CAPITAL CORPORATION, as Administrative Agent, Collateral Agent and Note Agent By: Print Name: Title:

SCHEDULE 1 AMORTIZATION SCHEDULE [to be included]

EXHIBIT A (General Description of Equipment) [to be included]

ANNEX 6 FORM OF INTERCOMPANY SUBORDINATION AGREEMENT This Intercompany Subordination Agreement, dated as of [●] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”) is made among IE Mackenzie Compute Ltd., a British Columbia, Canada corporation (the “Company”), Blue Owl Capital Corporation (the “Collateral Agent”) and [●], a [●] organized under the laws of [●] (the “Subordinated Creditor”). Reference is made to (i) the Master Financing and Security Agreement dated as of August 25, 2026, among the Company, Blue Owl Capital Corporation (the “Administrative Agent”), the Collateral Agent, and each Lender party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Master Financing and Security Agreement”), (ii) the Note Purchase Agreement dated as of August 25, 2026, among the Company, Blue Owl Capital Corporation (the “Note Agent”), Blue Owl Capital Corporation (the “Intercreditor Agent”), the Collateral Agent and each Purchaser and Holder party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), and (iii) the Intercreditor Agreement dated as of August 25, 2026, among the Company, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and any other Person that becomes a Secured Party pursuant thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Master Financing and Security Agreement or the Intercreditor Agreement, as applicable. WHEREAS, all Indebtedness of the Company to each Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all interest, premiums, fees, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”. WHEREAS, this Intercompany Subordination Agreement is entered into and delivered pursuant to Section 26 of the Master Financing and Security Agreement. NOW, THEREFORE, it is agreed as follows: SECTION 1. Subordination. (a) Each Subordinated Creditor and the Company agrees that the Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of Secured Obligations of the Company now or hereafter existing under the Financing Documents. (b) No Subordinated Debt shall have a stated maturity date, or shall be subject to any mandatory prepayment, redemption, repurchase or similar obligation (excluding, for the avoidance of doubt, any optional or voluntary prepayments and payments of interest), that is earlier than the date that is ninety-one (91) days after the latest Maturity Date (the “Outside Maturity Date”) at the time such Subordinated Debt is incurred. Any provision of any instrument, agreement or other document evidencing or governing any Subordinated Debt that purports to establish a maturity

2 date or mandatory prepayment, redemption, repurchase or similar date (excluding, for the avoidance of doubt, any dates of optional or voluntary prepayments and any dates of any payments of interest) that is earlier than ninety-one (91) days after the Outside Maturity Date shall be void and of no force or effect, and shall be deemed amended to provide for a maturity date that is ninety- one (91) days after the Outside Maturity Date. For the avoidance of doubt, if the Outside Maturity Date is extended, amended or otherwise modified, the maturity date of the Subordinated Debt shall automatically be extended to the date that is ninety-one (91) days after such extended, amended or modified Outside Maturity Date. The Subordinated Creditor hereby waives any right to assert that any Subordinated Debt has matured or become due and payable prior to the date that is ninety-one (91) days after the Outside Maturity Date, except to the extent necessary to file a proof of claim in connection with any Insolvency or Liquidation Proceeding. SECTION 2. Events of Subordination. (a) If the Company shall be subject to an Insolvency or Liquidation Proceeding, the Secured Parties shall be entitled to the Discharge of Secured Obligations before any Subordinated Creditor is entitled to receive any payment of, or distribution of any kind or character on account of, all or any of the Subordinated Debt, and any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in connection with any such Insolvency or Liquidation Proceeding (including any payment that may be payable by reason of any other indebtedness of such Company being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly by such Company to the Collateral Agent for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations until the Discharge of Secured Obligations. (b) In the event that any Default shall have occurred, then no payment (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of the Subordinated Debt) or distribution of any kind or character shall be made by or on behalf of the Company for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from the Company, directly or indirectly, in cash or other property or securities or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (i) the Discharge of Secured Obligations or (ii) such Default has been cured, waived or ceased to exist. (c) Notwithstanding anything herein to the contrary, the Company is not permitted to pay, and no Subordinated Creditor is entitled to receive, any payment or prepayment in cash of principal, interest, fees or any other amounts on the Subordinated Debt. SECTION 3. In Furtherance of Subordination. Each Subordinated Creditor agrees as follows: (a) If any proceeding referred to in Section 2(a) above is commenced by or against the Company,

3 (i) the Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agent or the other Secured Parties, in each case, in accordance with the Financing Documents (including, without limitation, any required notice provisions therein); and (ii) each Subordinated Creditor shall duly and promptly take such action as the Collateral Agent may request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as the Collateral Agent may request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, in each case, in accordance with the Financing Documents (including, without limitation, any required notice provisions therein), and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt. (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Intercompany Subordination Agreement shall be received and thereafter held in trust for the benefit of the Secured Parties, shall be segregated from all other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Collateral Agent for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as Collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations in accordance with the terms of the Financing Documents. If for any reason the trust fails or vests in the Subordinated Creditor, the Subordinated Creditor shall promptly pay to the Collateral Agent an amount equal to the amount which would otherwise have been held in trust (or its value if not cash). (c) The Collateral Agent is hereby authorized to demand specific performance of this Intercompany Subordination Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Intercompany Subordination Agreement applicable to it. Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance. (d) In any Insolvency or Liquidation Proceeding commenced by or against the Company, to the extent not prohibited by applicable Law, the Intercreditor Agent shall have the exclusive right to exercise any voting rights in respect of the claims of such Subordinated Creditor

4 against such Company, in each case, in accordance with the Financing Documents (including, without limitation, any required notice provisions therein). (e) If, at any time, all or part of any payment with respect to Obligations theretofore made (whether by the Company, or any other Person or enforcement of any right of setoff or otherwise) is rescinded, avoided or must otherwise be returned by the holders of Secured Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Persons or as the result of any avoidance or other actions commenced therein), the provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made. (f) Each Subordinated Creditor shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Secured Parties in any Insolvency or Liquidation Proceeding or any other proceeding under any Debtor Relief Laws. SECTION 4. Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Collateral Agent or the other Secured Parties pursuant to the provisions of this Intercompany Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Discharge of Secured Obligations. SECTION 5. Further Assurances. Each Subordinated Creditor and the Company will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Collateral Agent or any Secured Parties to exercise and enforce its rights and remedies hereunder, in each case, in accordance with the Financing Documents (including, without limitation, any required notice provisions therein). SECTION 6. Agreements in Respect of Subordinated Debt. No Subordinated Creditor will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made subject to this Intercompany Subordination Agreement, if applicable. SECTION 7. Obligations Hereunder Not Affected. All rights and interests of the Collateral Agent and the other Secured Parties, and all agreements and obligations of each Subordinated Creditor and the Company under this Intercompany Subordination Agreement, shall remain in full force and effect irrespective of: (i) any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Secured Obligations or any part thereof; (ii) any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of any guarantee or any Secured Obligations;

5 (iii) the application of security and directing the order or manner of sale thereof as the Collateral Agent and the Secured Parties in their sole discretion may determine; (iv) the release or substitution of one or more of any endorsers or other guarantors of any of the Secured Obligations; (v) the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company or which, but for this Section 7, might operate as a discharge of the Company; (vi) any defense arising by reason of any disability, change in corporate existence or structure or other defense of the Company, any other guarantor or a Subordinated Creditor, the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company, any other guarantor or a Subordinated Creditor; (vii) any defense based on any claim that the Company’s or such Subordinated Creditor’s obligations exceed or are more burdensome than those of the Company, any other guarantor or any other subordinated creditor, as applicable; (viii) the benefit of any statute of limitations affecting the Company’s or Subordinated Creditor’s liability hereunder; (ix) any right to proceed against the Company, proceed against or exhaust any security for any Obligations, or pursue any other remedy in the power of any Secured Party, whatsoever; (x) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (xi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than, for the avoidance of doubt, the Discharge of Secured Obligations). This Intercompany Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded, avoided or must otherwise be returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. This Intercompany Subordination Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code of the United States, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. SECTION 8. Treatment of Guaranty and Security of Subordinated Debt. Any payments or distributions of any kind or character made to, or received by, any Subordinated Creditor in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Intercompany Subordination Agreement and applied on the same basis as payments or

6 distributions made directly by the obligor under such Subordinated Debt. SECTION 9. Treatment of Subordinated Debt and Release upon a Distressed Disposal. (a) If a Distressed Disposal is effected, the Collateral Agent is irrevocably authorized (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Secured Party or the Company), to release, on behalf of the relevant Subordinated Creditors, any liens or other security interests on such asset held or granted to such Subordinated Creditor. (b) Defined Terms. As used in this Section 10, the following terms shall have the following meanings: “Remedy Event” shall have the meaning given in the Intercreditor Agreement. “Distressed Disposal” shall mean a disposal of an asset of the Company which is being effected, after the occurrence of a Remedy Event, by the Company to a person or persons which is not the Company. SECTION 10. Waiver. Each Subordinated Creditor and the Company hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Intercompany Subordination Agreement and any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto (unless otherwise required by a Financing Document) or exhaust any right or take any action against the Company or any other person or entity or any collateral. SECTION 11. Amendments, Etc. No amendment or waiver of any provision of this Intercompany Subordination Agreement, and no consent to any departure by any Subordinated Creditor or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Company and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. SECTION 12. Addresses for Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 21 of the Master Financing and Security Agreement. Any communication or notice to the Subordinated Creditor shall be delivered to the address specified below: [Name] [Address] Attention: [●] Email: [●] SECTION 13. No Waiver; Remedies; Conflict of Terms. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right

7 hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event of any conflict between the terms of this Intercompany Subordination Agreement and the terms of the Financing Documents, as the case may be, the terms of the Financing Documents, as the case may be, shall govern. SECTION 14. Joinder. Upon execution and delivery after the date hereof by any Person of either (i) a signature page that may be attached hereto without further consent from any parties hereto or (ii) a joinder agreement in substantially the form of Exhibit A hereto, each such Person shall become a Subordinated Creditor, hereunder, with the same force and effect as if originally named as a Subordinated Creditor hereunder. The rights and obligations of the Company and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Subordinated Creditor as a party to this Intercompany Subordination Agreement. SECTION 15. Applicable Law ; Jurisdiction ; Etc. Section 9.6 (Submission to Jurisdiction), Section 9.7 (Waiver of Jury Trial), and Section 9.10 (Applicable Law), of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis. SECTION 16. Counterparts; Electronic Execution of Documents. This Intercompany Subordination Agreement may be executed by one or more of the parties to this Intercompany Subordination Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Intercompany Subordination Agreement in electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Intercompany Subordination Agreement. The parties agree to electronic contracting and signatures with respect to this Intercompany Subordination Agreement and the other Financing Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Intercompany Subordination Agreement and the other Financing Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Holder, Lender or Agent shall request manually signed counterpart signatures to any Financing Document, the party hereto hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting party and the party hereto may mutually agree). [Signature Pages Follow]

[Signature Page to Intercompany Subordination Agreement] IN WITNESS WHEREOF, each Subordinated Creditor and the Company has caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written. IE Mackenzie Compute Ltd., as the Company By: Name: Title: [  ], as Subordinated Creditor By: Name: Title:

[Signature Page to Intercompany Subordination Agreement] Acknowledged and Agreed, Blue Owl Capital Corporation, as Collateral Agent By: Name: Title:

Exhibit A to the Intercompany Subordination Agreement FORM OF JOINDER AGREEMENT This JOINDER AGREEMENT, dated as of , 20 (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement, dated as of [●] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among IE Mackenzie Compute Ltd., a British Columbia, Canada corporation (the “Company”), [●], as Subordinated Creditor, and Blue Owl Capital Corporation (the “Collateral Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercompany Subordination Agreement. 1. Joinder in the Intercompany Subordination. The undersigned hereby agrees that on and after the date hereof, it shall be a “Subordinated Creditor” under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of a Subordinated Creditor thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed to be made as of the date of this Joinder. 2. Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The undersigned further agrees that it has joined and is fully obligated as a Subordinated Creditor under the Intercompany Subordination Agreement. 3. Incorporation by Reference. All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full, including, for sake of clarification only and without limitation, the subordination provisions set forth therein. Except as expressly supplemented hereby, the Intercompany Subordination Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written. [Signature Pages Follow]

[ ] By: Name: Title: [Signature Page to Joinder Agreement to Intercompany Subordination Agreement]

EXHIBIT A FORM OF CERTIFICATE OF ACCEPTANCE CERTIFICATE OF ACCEPTANCE On behalf of IE Mackenzie Compute Ltd. (“Borrower”), I hereby certify in connection with FSA Schedule #001 dated August , 2026 (together with all schedules and exhibits thereto, “Schedule”) issued in connection with a Master Financing and Security Agreement dated August 25, 2026 (as amended, restated, revised or otherwise modified, “Master Agreement” and which Schedule, incorporating by reference the terms of the Master Agreement, “FSA”) among Borrower, the Lenders parties hereto, as lenders (collectively, the “Lenders”), Blue Owl Capital Corporation, as administrative agent for the Creditor Parties (in such capacity, the “Administrative Agent”), and Blue Owl Capital Corporation, as collateral agent for the Creditor Parties (in such capacity, the “Collateral Agent”) that all of the Equipment in the Schedule hereto has been delivered to and received by Borrower at the location set forth in Section 3 of the Schedule, that the Equipment has been examined by Borrower and is absent of any apparent defects / damage, and appears to be in good order and condition, and that the Equipment is accepted by Borrower for all purposes under the FSA. Borrower represents and warrants that the initial Equipment location set forth in Section 3 of the Schedule is correct. Borrower further certifies to Creditor Parties that Borrower has selected the Equipment and has received and approved any and all Purchase Agreements under which the Equipment was or will be acquired. Words and phrases capitalized in this Certificate of Acceptance that are not defined herein have the meanings given to them in the FSA. ACCORDINGLY, BORROWER AUTHORIZES LENDERS AND PURCHASERS TO ADVANCE BORROWER THE FSA AMOUNT. THE SIGNATORY BELOW AFFIRMS THAT HE OR SHE IS A DULY AUTHORIZED CORPORATE OFFICER OR REPRESENTATIVE OR SIGNATORY OF BORROWER. DO NOT SIGN THIS CERTIFICATE OF ACCEPTANCE UNTIL BORROWER HAS RECEIVED AND INSPECTED THE EQUIPMENT. The later of the dates set forth below is the acceptance date of the Equipment for purposes of the Loan Documents. BORROWER: IE MACKENZIE COMPUTE LTD. By: Print Name: Title: Date:

SCHEDULE TO CERTIFICATE OF ACCEPTANCE EQUIPMENT DESCRIPTION FSA: FSA Schedule #001 to Master Financing and Security Agreement dated August , 2026 Supplier Qty. Equipment Description

EXHIBIT B PAYMENT INSTRUCTIONS [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT C AMORTIZATION SCHEDULE TEMPLATE [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]